                               CREDIT AGREEMENT


                                    AMONG



                      ADVANCED COMMUNICATIONS GROUP, INC.,

                                 AS BORROWER


           The Several Lenders from Time to Time Parties Hereto

                                     and


                      CANADIAN IMPERIAL BANK OF COMMERCE

                                   AS AGENT





                          DATED AS OF AUGUST 6, 1998

                               TABLE OF CONTENTS

                                                                             Page No.
ARTICLE 1.  DEFINITIONS                                                           -1-
      1.1         Defined Terms                                                   -1-
      1.2         Other Definitional Provisions                                  -23-

ARTICLE 2.  AMOUNT AND TERMS OF COMMITMENTS                                      -24-
      2.1         Commitment                                                     -24-
      2.2         Notes                                                          -24-
      2.3         Procedure for Borrowing                                        -24-
      2.4         Commitment Fee                                                 -25-
      2.5         Optional and Mandatory Termination or Reduction                -25-
      2.6         Optional and Mandatory Prepayments                             -26-
      2.7         Conversion and Continuation Options                            -26-
      2.8         Maximum Amounts of Tranches                                    -27-
      2.9         Interest Rates; Default Rate Payment Dates                     -27-
      2.10        Computation of Interest and Fees                               -28-
      2.11        Inability to Determine Interest Rate                           -28-
      2.12        Pro Rata Treatment and Payments; Funding Reliance              -29-
      2.13        Illegality                                                     -29-
      2.14        Requirements of Law                                            -30-
      2.15        Taxes                                                          -31-
      2.16        Indemnity                                                      -32-
      2.17        Discretion of Lender as to Manner of Funding                   -32-
      2.18        Change of Lending Office                                       -32-

ARTICLE 3.  REPRESENTATIONS AND WARRANTIES                                       -33-
      3.1         Financial Condition                                            -33-
      3.2         No Change                                                      -34-
      3.3         Corporate Existence; Compliance with Law                       -34-
      3.4         Corporate Power; Authorization; Enforceable Obligations        -34-
      3.5         No Legal Bar                                                   -35-
      3.6         No Material Litigation                                         -35-
      3.7         No Default                                                     -35-
      3.8         Ownership of Property; Liens                                   -35-
      3.9         Intellectual Property                                          -36-
      3.10        No Burdensome Restrictions                                     -36-
      3.11        Taxes                                                          -36-
      3.12        Federal Regulations                                            -36-
      3.13        ERISA                                                          -36-
      3.14        Holding Company; Investment Company Act; Other Regulations     -37-
      3.15        Purpose of Loans                                               -37-
      3.16        Environmental Matters                                          -37-
      3.17        Subsidiaries                                                   -38-


                                                                             Page No.
      3.18        Insurance                                                      -38-
      3.19        IPO                                                            -39-
      3.20        Acquisitions; Acquisition Documents                            -39-
      3.21        Security Documents                                             -40-
      3.22        Accuracy and Completeness of Information                       -40-
      3.23        Regulatory Compliance                                          -40-
      3.24        Labor Matters                                                  -41-
      3.25        Leaseholds, Permits, etc.                                      -41-
      3.26        Solvency                                                       -42-

ARTICLE 4.  CONDITIONS PRECEDENT                                                 -42-
      4.1         Conditions to Initial Loans                                    -42-
      4.2         Conditions to Each Loan                                        -45-


ARTICLE 5.  AFFIRMATIVE COVENANTS                                                -46-
      5.1         Financial Statements                                           -46-
      5.2         Certificates; Other Information                                -47-
      5.3         Payment of Obligations                                         -49-
      5.4         Maintenance of Existence                                       -49-
      5.5         Maintenance of Property; Insurance                             -49-
      5.6         Inspection of Property; Books and Records; Discussions         -49-
      5.7         Notices                                                        -50-
      5.8         Environmental Laws                                             -50-
      5.9         ERISA                                                          -51-
      5.10        Post Closing Matters                                           -52-
      5.11        Further Assurances                                             -52-

ARTICLE 6.  NEGATIVE COVENANTS                                                   -52-
      6.1         Interest Coverage Ratio                                        -52-
      6.2         Limitation on Indebtedness                                     -53-
      6.3         Limitation on Liens                                            -53-
      6.4         Limitation on Guarantee Obligations                            -54-
      6.5         Limitation on Fundamental Changes                              -54-
      6.6         Limitation on Sale of Assets                                   -54-
      6.7         Limitation on Dividends                                        -55-
      6.8         Limitation on Investments, Loans and Advances                  -55-
      6.9         Limitation on Transactions with Affiliates                     -56-
      6.10        Limitation on Sales and Leasebacks                             -56-
      6.11        Limitation on Negative Pledge Clauses                          -56-
      6.12        Limitation on Lines of Business                                -56-
      6.13        New Subsidiaries                                               -56-
      6.14        Capital Expenditures                                           -57-
      6.15        Amendments to Material Agreements                              -57-
      6.16        Limitation on Disposition of Assets and Liabilities            -57-


                                                                             Page No.

ARTICLE 7.   EVENTS OF DEFAULT                                                   -57-
      7.1         Events of Default                                              -57-

ARTICLE 8.   THE AGENT                                                           -60-
      8.1         Appointment                                                    -60-
      8.2         Delegation of Duties                                           -60-
      8.3         Exculpatory Provisions                                         -60-
      8.4         Reliance by Agent                                              -61-
      8.5         Notice of Default                                              -61-
      8.6         Non-Reliance on Agent and Other Lenders                        -61-
      8.7         Indemnification                                                -62-
      8.8         Agent in Its Individual Capacity                               -62-
      8.9         Successor Agent                                                -62-

ARTICLE 9.   MISCELLANEOUS                                                       -63-
      9.1         Amendments and Waivers                                         -63-
      9.2         Notices                                                        -63-
      9.3         No Waiver; Cumulative Remedies                                 -64-
      9.4         Survival of Representations and Warranties                     -64-
      9.5         Payment of Expenses and Taxes; Indemnification                 -64-
      9.6         Successors and Assigns; Participations and Assignments         -65-
      9.7         Adjustments; Setoff                                            -67-
      9.8         Effectiveness                                                  -68-
      9.9         Counterparts                                                   -68-
      9.10        Severability                                                   -68-
      9.11        Integration                                                    -68-
      9.12        Governing Law                                                  -68-
      9.13        FCC Approvals                                                  -68-
      9.14        Submission To Jurisdiction; Waivers                            -69-
      9.15        Acknowledgments                                                -69-
      9.16        Waivers of Jury Trial                                          -70-


                             EXHIBITS AND SCHEDULES

Exhibit A             Form of Note
Exhibit B-1           Form of Notice of Borrowing
Exhibit B-2           Form of Notice of Conversion
Exhibit C             Form of Borrower Pledge Agreement
Exhibit D             Form of Security Agreement
Exhibit E             Form of Guarantee
Exhibit F             Form of Closing Certificate
Exhibit G             Form of Borrowing Base Certificate
Exhibit H             Form of Commitment Transfer Supplement
Exhibit I             Form of Contribution Agreement
Schedule I            Lending Offices of Lender
Schedule 3.1(a)       Changes to Financial Statements
Schedule 3.1(c)       Material Guarantee Obligations and Contingent Liabilities
Schedule 3.1(e)       Operating Forecast and Cash Flow Projections
Schedule 3.2          Changes in Financial Condition
Schedule 3.4          Required Consents of Governmental Authorities
Schedule 3.5          Violation of Requirement of Law or Contractual Obligation
Schedule 3.6          Litigation
Schedule 3.8          Exceptions to Title to Borrower's Properties
Schedule 3.9          Intellectual Property Matters
Schedule 3.11         Taxes
Schedule 3.13         ERISA
Schedule 3.16         Environmental Matters
Schedule 3.17         Capitalization of Borrower and Subsidiaries
Schedule 3.18         Insurance
Schedule 3.21         Jurisdictions for Filing UCC Financing Statements
Schedule 3.24         Labor Matters
Schedule 3.27         Licenses and Authorizations
Schedule 4.1(k)       Filings, Registrations and Recordings
Schedule 4.1(t)       Sources and Uses of Funds
Schedule 5.10         Post-Closing Items
Schedule 6.2          Permitted Indebtedness
Schedule 6.3          Existing Liens
Schedule 6.7          Permitted Dividends
Schedule 9.2          Telecopy Numbers of Borrower and Agent


          CREDIT AGREEMENT, dated as of August 6, 1998, between ADVANCED COMMUNICATIONS GROUP, INC., a Delaware corporation (the "Borrower"), the several banks and other financial institutions from time to time party hereto (the "Lenders") and CANADIAN IMPERIAL BANK OF COMMERCE, as agent for the Lenders hereunder (the "Agent").


                             PRELIMINARY STATEMENT

          The Borrower was formed to create a competitive local exchange carrier capable of providing integrated telecommunications services to business customers primarily in the states of Kansas, Minnesota, Nebraska, North Dakota, Oklahoma, South Dakota and Texas and, to a lesser extent, in the states of Arkansas, Colorado, Montana, Missouri, Idaho, Iowa, Louisiana, New Mexico, North Dakota, Wyoming and California (the "Region"). On February 18, 1998, the Borrower completed an initial public offering of its Common Stock and received net proceeds therefrom of approximately $99,900,000. The Borrower applied not less than approximately $84,100,000 of such net proceeds to consummate the transactions under the Acquisition Documents (all terms used herein and not otherwise defined having the meanings ascribed to them in Section 1.1) pursuant to which the Borrower acquired eight companies that provide telecommunications services in the Region, one company that publishes independent yellow page directories in Texas and Oklahoma and a 49% interest in Kinnet, which operates a fiber-optic telecommunications network located in Kansas (each an "Acquisition", and collectively the "Acquisitions").


          The Borrower desires that the Lenders make revolving credit loans in an aggregate principal amount not to exceed $25,000,000 which loans will be used for working capital, capital expenditures and general corporate purposes. The Lenders are willing to provide such loans, subject to the terms and conditions set forth herein.

          In consideration of the foregoing premises and the mutual covenants herein contained and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:


                             ARTICLE 1. DEFINITIONS

          1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

          "ACC" shall mean Advanced Communication Corp., a Delaware - corporation.

          "Account" means any "account" (as such term is defined in Section 9-106 of the Uniform Commercial Code as in effect from time to time in the State of New York) of the Borrower or any Guarantor arising from its sale or lease of goods or rendering of services.

          "Account Debtor" shall have the meaning ascribed thereto in clause (b) of the definition of "Eligible Account".

          "Account Owner" shall mean (i) with respect to any Account of the Borrower, the Borrower and (ii) with respect to any Account of a Subsidiary of the Borrower, such Subsidiary.

          "Acquisition Closing Date" shall mean the date on which all the conditions precedent under each of the Acquisition Documents to the consummation of the Acquisition have been satisfied in accordance with the terms thereof and the Acquisitions are completed.

          "Acquisition Documents" shall mean the collective reference to (a) the Restated Stock Purchase Agreement, dated as of October 6, 1997, among the Borrower, ACC, Great Western and the stockholders of Great Western (the "Great Western Stock Purchase Agreement"), as amended by Amendment No. 1 thereto dated as of January 8, 1998; (b) the Agreement and Plan of Exchange, dated as of October 6, 1997, among the Borrower, ACC, ACG Acquisition Corp., Valu-Line and the shareholders of Valu-Line (the "Valu-Line Agreement and Plan of Exchange"), as amended by Amendment No. 1 thereto dated as of January 8, 1998 and the Second Amendment thereto dated as of January 13, 1998; (c) the Agreement and Plan of Exchange, dated as of October 6, 1997, among the Borrower, ACC, 1+USA Acquisition Corp., Feist Long Distance and the stockholders of Feist Long Distance (the "Feist Agreement and Plan of Exchange"), as amended by Amendment No. 1 thereto; (d) the Agreement and Plan of Exchange, dated as of October 6, 1997, among the Borrower, FirsTel, the stockholders of FirsTel and others (the "FirsTel and Plan of Exchange"), as amended by Amendment No. 1 thereto dated as of December 15, 1997 and Amendment No. 2 thereto dated as of January 8, 1998;
(e) the Agreement and Plan of Exchange dated as of October 6, 1997, among the Borrower, ACC, ACG Acquisition II Corp., Tele-Systems and the stockholders of Tele-Systems (the "Tele-Systems Agreement and Plan of Exchange"), as amended by Amendment No. 1 thereto dated as of January 8, 1998; (f) the Restated Asset Purchase Agreement dated as of October 6, 1997, among the Borrower, ACC, Long Distance Management II, and Robert Alexander (the "Long Distance Management II Restated Asset Purchase Agreement"), as amended by Amendment No. 1 thereto dated as of January 8, 1998; (g) the Restated Asset Purchase Agreement, dated as of October 6, 1997, among the Borrower, ACC, Long Distance Management of Kansas, Robert Alexander and others (the "Long Distance Management of Kansas Restated Asset Purchase Agreement"), as amended by Amendment No. 1 thereto, dated as of January 8, 1998; (h) the Restated Asset Purchase Agreement dated as of October 6, 1997, among the Borrower, ACC, Switchboard and others (the "Switchboard Restated Asset Purchase Agreement"), as amended by the First Amendment thereto dated as of October 6, 1997, and the Second Amendment thereto dated as of January 8, 1998; (i) the Restated Asset Purchase Agreement dated as of October 6, 1997, among National Telecom, the Borrower, ACG Acquisition II Corp. and Daniel W. and Cheryl A. Peters (the "ACG Restated Asset Purchase Agreement"), as amended by Amendment No. 1 thereto dated as of January 8, 1998; (j) the Agreement and Plan of Exchange dated as of October 6, 1997, among the Borrower, ACC, Kinnet and Liberty Cellular, Inc. (the "Kinnet Agreement and Plan of Exchange"), as amended by Amendment No. 1 thereto dated as of January 8, 1998;
(k) the

Agreement of Merger dated as of October 9, 1997 among the Borrower, ACC and Advanced Communications Acquisition, Inc. (the "ACG Agreement of Merger"), as amended by Amendment No. 1 thereto (l) the Asset Purchase Agreement, dated as of September 3, 1997, among RAFT, L.L.C., PAM Oil, Inc., Scott D. Scofield, William Pederson and FirsTel, Inc., as amended by the Amendment thereto dated -, 1998, and (m) each of the other agreements, notes, guarantees, consents, instruments, certificates and opinions delivered by the Borrower, or any other Person in connection with the consummation of the Acquisitions.

          "Acquisitions" shall have the meaning ascribed thereto in the Preliminary Statement.

          "Affiliate" shall mean, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person shall mean the power, directly or indirectly, either (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "Agent" shall have the meaning ascribed thereto in the heading hereto and shall include such other Lender or financial institution as shall have subsequently been appointed as the successor Agent pursuant to Section 8.9.

          "Agreement" shall mean this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

          "Alternate Base Rate" shall mean, on any particular date, a rate of interest per annum equal to the higher of:

     (a) the rate of interest most recently announced by CIBC-Bank at its Domestic Lending Office as its prime rate (which rate is not necessarily intended to be the lowest rate of interest charged by CIBC-Bank in connection with extensions of credit); and

     (b)  the Federal Funds Rate for such date plus 0.50%.

          "Alternate Base Rate Loans" shall mean Loans the rate of interest applicable to which is based upon the Alternate Base Rate.

          "Applicable Margin" shall mean (a) for each Loan that bears interest at the Alternate Base Rate, 0.50% per annum and (b) for each Loan that bears interest at a Eurodollar Rate, 1.50% per annum.

          "Assignee" shall have the meaning ascribed thereto in Section 9.6(c).

          "Available Commitment" means, on any date, the excess of (a) the lesser of (i) the Unused Commitment as of such date and (ii) the then Borrowing Base as of such date, over (b) the aggregate principal amount of all Loans outstanding as of such date.

          "Benefit Plan" shall mean a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which the Borrower or any Commonly Controlled Entity is an "employer" as defined in
Section 3(5) of ERISA.

          "Borrower" shall have the meaning ascribed thereto in the heading hereto.

          "Borrower Pledge Agreement" shall mean the Pledge Agreement, substantially in the form of Exhibit C, executed and delivered by the Borrower in favor of Agent for the benefit of the Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

          "Borrower Security Agreement" shall mean the Security Agreement between the Borrower and the Agent for the benefit of the Lenders, substantially in the form of Exhibit D, as the same may be amended, supplemented or otherwise modified from time to time.

          "Borrowing Base" shall mean, at any time, an amount equal to 85% of the sum of (a) the face value of all Eligible Accounts as reflected on the books of the Borrower and its Subsidiaries, and (b) Great Western Deferred Revenue, in each case, net of all credits, discounts, reserves and allowances.

          "Borrowing Base Calculation Date" shall have the meaning specified in clause (g) of Section 5.2.

          "Borrowing Base Certificate" shall have the meaning specified in clause (g) of Section 5.2.

          "Borrowing Date" shall mean any Business Day specified in a notice pursuant to Section 2.3 as a date on which the Borrower requests that the Lenders make Loans hereunder.

          "Business" shall have the meaning ascribed thereto in Section 3.16(b).

          "Business Day" shall mean (a) a day other than a Saturday, Sunday or other day on which commercial banks in New York City or St. Louis, Missouri are authorized or required by law to close and (b) with respect to the date of

          (i) making or continuing any Loans as, or converting any Loans from or into, Eurodollar Loans,

          (ii) making any payment or prepayment or principal of or payment of interest on any portion of the principal amount of any Loans being maintained as Eurodollar Loans, or

          (iii) the Borrower giving any notice (or the number of Business Days to elapse prior to the effectiveness thereof) in connection with any matter referred to in the immediately preceding clause (b)(i) or (b)(ii), any such day on which dealings in Dollars are also carried on in the interbank market in London, England.

          "Business Activity Report" shall mean a report filed with the taxing authority of a state setting forth the business activity of the Borrower and/or its Subsidiaries in such state during the immediately preceding year.

          "Capital Expenditures" shall mean any expenditure in respect of the purchase or other acquisition of (including any expenditures under any Financing Leases with respect to) fixed or capital assets of the Borrower or any Subsidiary but shall exclude any such assets acquired in connection with normal replacement and maintenance programs that, in accordance with GAAP, would be properly charged to current operations.

          "Capital Stock" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

          "Cash Equivalents" shall mean (a) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than twelve months from the date of acquisition, (b) securities issued or directly and fully guaranteed or insured by any state of the United States of America or any agency or instrumentality thereof having maturities of not more than twelve months from the date of acquisition and, at the time of acquisition, having the highest rating generally obtainable from either S&P or Moody's, (c) time deposits and certificates of deposit of any Lender or any domestic commercial bank having capital and surplus in excess of $1,000,000,000, in each case, having maturities of not more than twelve months from the date of acquisition, (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a), (b) and (c) above entered into with any Lender or any domestic commercial bank meeting the qualifications specified in clause (c) above and (e) commercial paper rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's.

          "Change of Control" shall mean the occurrence of any of the following:

          (a) Except for Designated Holders, any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934) (i) shall have acquired beneficial ownership of 20% or more of any outstanding class of Capital Stock having ordinary voting power in the election of directors of the Borrower or
(ii) shall obtain the power (whether or not exercised) to elect a majority of the Borrower's directors;

          (b) a majority of the persons who comprised the Board of Directors of the Borrower on the Closing Date shall be replaced, unless such replacement shall have been approved by at least two-thirds of the Board of Directors of the Borrower then still in office who either were members of such Board of Directors on the Closing Date or whose election as a member of such Board of Directors was previously so approved;

          (c) the failure of the Borrower, at all times, to own, directly or indirectly, all the issued and outstanding Capital Stock of each of its Subsidiaries and not less than 49% of the issued and outstanding Capital Stock of Kinnet, in each case, free and clear of all Liens (other than the Lien of any Stock Pledge Agreement in favor of the Lenders); or

          (d) except as permitted under Section 6.5, the Borrower or any Material Subsidiary shall be liquidated or dissolved.

          "CIBC-Bank" shall mean Canadian Imperial Bank of Commerce, a Canadian chartered bank, or one or more of its agencies, branches or affiliates in its or their respective capacity or capacities, as the case may be, as a Lender or Lenders hereunder.

          "Closing Date" shall mean the date on which the conditions precedent set forth in Section 4.1 shall be satisfied or waived.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral" shall mean all assets of the Borrower or any Material Subsidiary, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

          "Commitment" shall mean, as to any Lender, the obligation of such Lender to make Loans to the Borrower in an aggregate principal amount at any one time outstanding not to exceed the amount set forth under the heading "Commitments" opposite such Lender's name on Schedule I, as such amount may be reduced from time to time pursuant to this Agreement. As of the date of this Agreement, the aggregate amount of the Commitments shall be equal to $25,000,000.

          "Commitment Percentage" shall mean, as to any Lender, at any time, the percentage which such Lender's Commitment then constitutes of the aggregate Commitment.

          "Commitment Fee" shall have the meaning ascribed thereto in Section
2.4.

          "Commitment Period" shall mean the period from and including the date of this Agreement to, but not including, the Termination Date or such earlier date on which the Commitment shall terminate as provided herein.

          "Commitment Transfer Supplement" shall have the meaning ascribed thereto in Section 9.6(c).

          "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

          "Communications Act" shall mean the Communications Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Compliance Certificate" shall have the meaning ascribed thereto in
Section 5.2(c).


          "Contractual Obligation" shall mean as to the Borrower or any Subsidiary, any provision of any security issued by the Borrower or any Subsidiary or of any agreement, instrument or other undertaking to which the Borrower or any Subsidiary is a party or by which it or any of its property is bound.

          "Contribution Agreement" shall mean the Contribution Agreement among Great Western, Valu-Line, FirsTel, Feist Long Distance and Tele-Systems, substantially in the form of Exhibit I with such modifications or amendments as may be approved by the Agent and the Lenders.

          "Default" shall mean any of the events specified in Section 7.1, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Delinquent Account" shall mean any Account that has been outstanding more than 60 days past the due date set forth in the invoice creating such Account or more than 90 days after the original date of such invoice.

          "Delivered Reports" shall mean each of the following documents delivered by the Borrower to the Agent:

          1. Unaudited Consolidated Statements of Operations of the Borrower and Subsidiaries, for the fiscal quarter ended March 31, 1998.

          2. Unaudited Consolidated Balance Sheets of the Borrower and Subsidiaries, for the fiscal quarter ended March 31, 1998.

          3. Unaudited Consolidated Statements of Cash Flows of the Borrower and Subsidiaries, for the fiscal quarter ended March 31, 1998.

          4. Unaudited Computation of Earnings Per Share of the Borrower and Subsidiaries, for the fiscal quarter ended March 31, 1998.

          5. Unaudited Pro Forma Combined Statement of Operations of the Borrower for the fiscal year ended December 31, 1996.

          6. Audited Consolidated Balance Sheets of the Borrower as of December 31, 1996.

          7. Audited Consolidated Statements of Operations of the Borrower for the period from June 6, 1996 through December 31, 1996.

          8. Audited Consolidated Statements of Changes in Stockholders' Deficit of the Borrower for the period from June 6, 1996 through December 31, 1996.

          9. Audited Consolidated Statements of Cash Flows of the Borrower for the period from June 6, 1996 through December 31, 1996.

          10. Audited Balance Sheets of Great Western as of January 31, 1996.

          11. Audited Balance Sheets of Great Western as of December 31, 1996.

          12. Audited Statements of Operations of Great Western for the years ended January 31, 1995, January 31, 1996 and December 31, 1996.

          13. Audited Statements of Cash Flows of Great Western for the years ended January 31, 1995, January 31, 1996 and December 31, 1996.

          14. Audited Statements of Stockholders' Equity of Great Western for the years ended January 31, 1995 and January 1996, and for the eleven months ended December 31, 1996.

          15. Audited Combined Balance Sheets of Valu-Line and Related Companies as of December 31, 1995 and December 31, 1996.

          16. Audited Combined Statements of Income of Valu-Line and Related Companies for each of the three years in the period ended December 31, 1996.

          17. Audited Combined Statements of Stockholders' Equity of Valu-Line and Related Companies for each of the three years in the period ended December 31, 1996.

          18. Audited Combined Statements of Cash Flows of Valu-Line and Related Companies for each of the three years in the period ended December 31, 1996.

          19. Audited Balance Sheet of Feist as of December 31, 1996.

          20. Audited Statements of Operations of Feist for the year ended December 31, 1996.

          21. Audited Statements of Stockholders' Equity of Feist for the year ended December 31, 1996.

          22. Audited Statements of Cash Flows of Feist for the year ended December 31, 1996.

          23. Audited Balance Sheets of FirsTel for the years ended December 31, 1996 and December 31, 1995.

          24. Audited Statements of Operations of FirsTel for the years ended December 31, 1996 and December 31, 1995.

          25. Audited Statements of Stockholders' Deficit of FirsTel for the years ended December 31, 1996 and December 31, 1995.

          26. Audited Statements of Cash Flows of FirsTel for the years ended December 31, 1996 and December 31, 1995.

          27. Audited Balance Sheet of Kinnet as of December 31, 1994, December 31, 1995, and December 31, 1996.

          28. Audited Statements of Operations of Kinnet for the years ended December 31, 1994, December 31, 1995, and December 31, 1996.

          29. Audited Statements of Stockholders' Equity of Kinnet for the years ended December 31, 1994, December 31, 1995, and December 31, 1996.

          30. Audited Statements of Cash Flows of Kinnet for the years ended December 31, 1994, December 31, 1995, and December 31, 1996.

          31. Unaudited Pro Forma Combined Balance Sheet of the Borrower for the year ended December 31, 1997 and the three months ended March 31, 1997.

          32. Unaudited Pro Forma Combined Statement of Operations of the Borrower for the fiscal year ended December 31, 1997.

          33. Unaudited Pro Forma Combined Statement of Operations of the Borrower and Subsidiaries for the three months ended March 31, 1998.

          "Designated Holders" shall mean the collective reference to

          Richard P. Anthony, James F. Cragg and William H. Zimmer III.

          "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

          "Domestic Lending Office" shall mean, initially, the office of each Lender designated as such in Schedule I (or designated pursuant to a Commitment Transfer Supplement), and thereafter, such other office of such Lender, if any, which shall be making or maintaining Alternate Base Rate Loans as may be designated from time to time by notice from such Lender to the Borrower and the Agent.

          "Eligible Account" means, at the time of any determination thereof, any Account of an Account Owner as to which each of the following requirements has been fulfilled;

          (a) the Account Owner has lawful and absolute title to such Account;

          (b) such Account is a valid, binding and legally enforceable obligation of the Person who is obligated under such Account (the "Account Debtor");

          (c) such Account is not subject to any dispute, setoff, counterclaim, or other claim or defense on the part of the Account Debtor or to any claim on the part of the Account Debtor denying liability under such Account in whole or in part;

          (d) the Account Owner has the full and unqualified right to assign and grant a Lien in such Account to the Agent, for the benefit of the Lenders, as security for the Obligations;

          (e) pursuant to a Security Agreement, such Account is subject to a fully perfected Lien in favor of the Agent, for the benefit of the Lenders, which Lien is prior to the rights of, and enforceable as such against, any other Person and such Account is not subject to any other Liens;

          (f) such Account is evidenced by an invoice rendered to the Account Debtor and is not evidenced by any instrument or chattel paper;

          (g) such Account is a bona fide Account arising from the sale (on an absolute basis and not on a consignment, approval or sale-and-return basis) of goods and services by an Account Owner in the ordinary course of such Account Owner's business, which goods have been shipped or, delivered to, and which services have been performed for, the Account Debtor for such Account;

          (h) with respect to such Account, no Account Debtor is:

               (i) incorporated in or primarily conducting business in any jurisdiction located outside the United States (unless such Account is supported by a letter of credit approved by the Agent in writing),

               (ii) an Affiliate of the Borrower or any other Account Owner,

               (iii) a foreign government or any agency, department or instrumentality thereof, or

               (iv) an agency, department or instrumentality of the United Sates or any state governmental authority in the United States unless the requirements of the Assignment of Claims Act of 1940, as amended, and any similar state legislation shall have been satisfied in respect thereof and the Agent is satisfied as to the absence of set-offs, counterclaims and other defenses to payment on the part of the United States or such state governmental authority;

          (i) such Account is not outstanding more than 60 days past the due date set forth in the invoice with respect thereto or more than 90 days after the date of the original invoice;

          (j) such Account is not an Account owing by an Account Debtor who, at the time of any determination of Eligible Accounts, owes any amount with respect to one or more Delinquent Accounts, unless the aggregate amount of such Delinquent Accounts (based upon outstanding dollar amounts) is less than 25% of the aggregate value (computed as aforesaid) owed by such Account Debtor (it being understood, however, that no Delinquent Account shall be included as an Eligible Account).

          (k) with respect to the Account Debtor under such Account, none of the Account Owner, the Borrower or any Affiliate of the Account Owner or the Borrower is indebted to such Account Debtor for any goods provided or services rendered by such Account Debtor or otherwise and which indebtedness has been contested or otherwise not paid when due; and

          (l) the Account Debtor has not been the subject of any bankruptcy or insolvency proceeding;

provided, that there shall be excluded from Eligible Accounts:


               (i) any Account as to which the Agent believes in its reasonable credit judgment that collection thereof is insecure or that such Account may not be paid by reason of the Account Debtor's financial inability to pay;

               (ii) any Account of an Account Debtor that exceeds a credit or concentration limit determined by the Agent in the exercise of its reasonable credit judgment; and

               (iii) any Accounts, the Account Debtor of which is located in a state in which the Borrower (or, if the Account Owner is a Subsidiary, either such Subsidiary or the Borrower on behalf of such Subsidiary) has not filed a Business Activity Report for the current year with the appropriate Governmental Authority if the filing of such report is required for the Borrower (or such Subsidiary) to bring suit or otherwise to enforce its remedies against such Account Debtor in the courts or through any judicial process of such state, unless such Account Debtor is, with respect to such Account, subject (as determined in the Agent's sole judgment) to the jurisdiction of the courts of another state which either (x) does not impose such requirements or (y) does impose such requirements but in which the Borrower has filed a Business Activity Report for the current year

          "Environmental Laws" shall mean any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning public health, public and workplace safety or protection of the environment, as now or may at any time hereafter be in effect.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Eurodollar Base Rate" shall mean with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period and appearing on Page 3750 of the Telerate screen at or about 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period or, if such rate does not appear on such page or otherwise on such service, such rate shall be determined by reference to such other publicly available service for displaying Eurodollar rates as may be agreed between the Agent and the Borrower or, in the absence of such agreement, the "Eurodollar Base Rate" shall be the rate of interest per annum equal to the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum at which Dollar deposits in immediately available funds are offered by CIBC-Bank to prime international banks in the offshore dollar market at or about 11:00 a.m., New York time, two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of the CIBC Bank Eurodollar Loan and for a period approximately equal to such Interest Period.

          "Eurodollar Loans" shall mean Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

          "Eurodollar Office" shall mean, initially, the office of each Lender designated as such in Schedule I (or designated pursuant to a Commitment Transfer Supplement), and thereafter, such other office of such Lender, if any, which shall be making or maintaining Eurodollar Loans as may be designated from time to time by notice from such Lender to the Borrower and the Agent.

          "Eurodollar Rate" shall mean with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                              --------------------
                      1.00 Eurodollar Reserve Requirements

          "Eurodollar Reserve Requirements" shall mean, for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

             "Event of Default" shall mean any of the events specified in
      Section 7.1; provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "FCC" shall mean the Federal Communications Commission or any successor thereto.

          "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor thereto.

          "Federal Funds Rate" shall mean for any particular date, an interest rate per annum equal to the interest rate (rounded upward to the nearest 1/16th of 1%) offered in the interbank market to the Lenders as the overnight Federal Funds Rate at or about 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day).

          "Fee Letter" shall mean the letter from the Agent to the Borrower dated August 6, 1998.

          "Feist Long Distance" shall mean Feist Long Distance Service, Inc., a Kansas corporation.

          "Financing Lease" shall mean any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

          "FirsTel" shall mean FirsTel, Inc., a South Dakota corporation.

          "Fully Diluted Outstanding" shall mean with respect to the determination of the number of shares of Voting Securities outstanding on any date, the sum of (a) all shares of Voting Securities outstanding on such date and (b) all shares of Voting Securities that would be outstanding if all outstanding rights, warrants or options that may be exercised, exchanged or converted into Voting Securities were exercised, exchanged or converted on such date.

          "Funded Debt" shall mean, as of any date of determination, the sum of all Indebtedness of the Borrower and each of its Subsidiaries other than Indebtedness of the type described in clause (f) and clause (h) of the definition thereof.

          "GAAP" shall mean generally accepted accounting principles in the United States of America consistent with those utilized in preparing the audited financial statements referred to in Section 3.1 except insofar as (a) the Borrower shall have elected (which election shall not have been required by the American Institute of Certified Public Accountants or any similar body and shall continue to be effective for subsequent years) with the concurrence of its independent public accountant, to adopt more recently promulgated generally accepted accounting principles; and (b) the Required Lenders shall have consented to such election (it being understood that such consent may be conditioned upon negotiation of such changes to this Agreement, including
Section 6.1, as the Required Lenders may in their sole discretion deem appropriate).

          "Governmental Authority" shall mean any national government (United States or foreign), any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Great Western" shall mean Great Western Directories, Inc., a Texas corporation.

          "Great Western Deferred Revenue" shall mean revenue from the sale of advertising in telephone directories that have been published and delivered, which revenue has been recognized under Great Western's accounting principles (as described in audited financial statements for the year ended January 31, 1996 prepared by KPMG Peat Marwick in the note captioned "Revenue and Cost Recognition") but which do not constitute Eligible Accounts solely because an invoice in respect thereof has not been issued; provided that such invoices are issued (a) in the ordinary course of business in accordance with past practices and Borrower's accounting principles as in effect on the date hereof and (b) in any event, all such revenue is invoiced within four months after such directories have been published and delivered.

          "Guarantee" shall mean a Guarantee in favor of the Agent, for the benefit of the Lenders, substantially in the form of Exhibit E, executed and delivered by a Guarantor pursuant to which such Guarantor shall guarantee the Obligations of the Borrower, as amended, supplemented or modified from time to time.

          "Guarantee Obligation" shall mean as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter-indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, lease, dividend or other obligation (the "primary obligation") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth, liquidity or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

          "Guarantors" shall mean the collective reference to Great Western, Valu-Line, FirsTel, Feist Long Distance and Tele-Systems.

          "Hedging Agreements" shall mean (a) any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement under which the Borrower is a party or a beneficiary and (b) any other agreement or arrangement designed to limit or eliminate the risk and/or exposure of the Borrower to fluctuations in currency exchange rates.

          "High Yield Debt" shall mean any Net Debt Proceeds from the offering of any Indebtedness of the Borrower or any Subsidiary in an aggregate principal amount not to exceed $100,000,000 which (i) is issued to the public pursuant to a registration statement which is declared effective by the SEC or to Qualified Institutional Buyers (as such term is defined in Rule 144A under the Securities Act of 1933) (other than banks), (ii) is not secured or credit enhanced, (iii) ranks pari passu with or subordinate to the Obligations and (iv) has such other terms and conditions as are acceptable to the Agent.

          "Indebtedness" of any Person at any date shall mean, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of outstanding letters of credit, acceptances and similar obligations issued or created for the account of such Person, (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (f) liabilities arising under Hedging Agreements (other than interest rate caps) of such Person, (g) all Guarantee Obligations of such Person and (h) any asserted withdrawal liability of such Person or a Commonly Controlled Entity to a Plan.

          "Insolvency" shall mean with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Insolvent" shall mean pertaining to a condition of Insolvency.

          "Intellectual Property" shall have the meaning set ascribed thereto in
Section 3.9.

          "Interest Coverage Ratio" shall mean as of any date of determination, the ratio of:

          (a) Operating Cash Flow for the preceding fiscal quarter to

          (b) Interest Expense for such quarter.

          "Interest Expense" shall mean, for any period, the sum of (a) all interest in respect of all Funded Debt of the Borrower and the Subsidiaries accrued or capitalized during such period (whether or not actually paid during such period), plus (b) the net amounts payable (or minus the net amounts receivable) under Hedging Agreements which amounts accrued during such period, plus (c) all financing or commitment fees in respect of Indebtedness of the Borrower and the Subsidiaries accrued or capitalized during such period (whether or not actually paid during such period) but shall exclude (i) any arrangement or financing fees paid on the Closing Date in respect of the Indebtedness created under this Agreement, and (ii) any transaction or "up front" fees incurred in establishing or entering into any such Hedging Agreement.

          "Interest Payment Date" shall mean (a) as to any Alternate Base Rate Loan, the last day of each March, June, September and December to occur while such Loan is outstanding, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

          "Interest Period" with respect to any Eurodollar Loan shall mean:

               (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

               (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

provided that, the foregoing provisions relating to Interest Periods are subject to the following:

               (i) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (ii) any Interest Period that would otherwise extend beyond the Termination Date, shall end on the Termination Date or such date of final payment, as the case may be;

               (iii) any Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

               (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

          "IPO" shall mean the issuance by the Borrower pursuant to an initial registered public offering under the Securities Act of a number of shares of Common Stock as a result of which the Company received net proceeds of approximately $99,900,000, of which not less than $84,100,000 shall be used to consummate the Acquisitions.

          "IRS" shall mean the Internal Revenue Service.

          "Kinnet" shall mean KIN Network Inc. a Kansas corporation.


          "Liberty Cellular" shall mean Liberty Cellular Inc., a Kansas corporation.

          "Lien" shall mean (a) any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction), (b) any arrangement or agreement which prohibits the Borrower or any Subsidiary from creating any mortgage, pledge, hypothecation, deposit arrangement, encumbrance, lien, charge or other security interest, or from entering into any agreement or arrangement described in clause (a) of this definition or (c) the sale, assignment, pledge or transfer for security of any accounts, general intangibles or chattel paper of the Borrower or any Subsidiary with or without recourse.

          "Loan Documents" shall mean this Agreement and each other agreement, instrument or certificate (including, without limitation, each Borrowing Base Certificate) executed and delivered to the Lenders pursuant hereto including, without limitation, the Notes, the Guarantees, the Security Documents, the Contribution Agreement and the Fee Letter.

          "Loan Parties" shall mean the Borrower, each Guarantor, and any other Person (other than the Agent or any of the Lenders) which is or becomes a party to a Loan Document.

          "Loans" shall have the meaning ascribed thereto in Section 2.1.

          "Long Distance Management II" shall mean Long Distance Management II, Inc., an Oklahoma corporation.

          "Long Distance Management of Kansas" shall mean Long Distance Management of Kansas, Inc., a Kansas corporation.

          "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Borrower, and its Subsidiaries on a consolidated basis, or (b) the validity or enforceability of this Agreement, any of the Notes or any of the other Loan Documents, the Liens created hereunder or thereunder or the rights or remedies of the Agent or the Lenders hereunder or thereunder.

          "Material Subsidiary" shall mean each of Great Western, Valu-Line, FirsTel, Feist Long Distance and Tele-Systems.

          "Materials of Environmental Concern" shall mean any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

          "Moody's" shall mean Moody's Investors Service, Inc.

          "Multiemployer Plan" shall mean a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "National Telecom" shall mean National Telecom, a proprietorship.

          "Net Income" for any period shall mean, net income (or deficit) of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

          "Net Debt Proceeds" shall mean, with respect to the sale or issuance by the Borrower or any of its Subsidiaries to any Person of any Indebtedness permitted by the Agent and the Required Lenders after the Closing Date other than Indebtedness permitted under Section 6.2, the excess of: (a) the gross cash proceeds received by the Borrower or any of its Subsidiaries from such sale or issuance, over (b) all reasonable fees and expenses incurred in connection with such sale or issuance (including customary underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, trustee fees, sales commissions and disbursements) which have not been paid to Affiliates of the Borrower in connection therewith.

          "Non-Excluded Taxes" shall have the meaning ascribed thereto in
Section 2.18.


          "Note" shall have the meaning ascribed thereto in Section 2.2.

          "Notice of Borrowing" shall have the meaning ascribed thereto in
Section 2.3.

          "Obligations" shall mean the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower or any Subsidiary, as applicable, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and whether the Agent, for the benefit of the Lenders, is oversecured or undersecured with respect to such Loans) the Notes and all other obligations and liabilities of the Borrower or any Subsidiary, as applicable, to the Agent and the Lenders, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Notes, the other Loan Documents or any Hedging Agreement with the Agent or any Lender (or any of their respective affiliates) or any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Agent or the Lenders that are required to be paid by the Borrower or any Subsidiary, as applicable, pursuant to the terms of the Credit Agreement, any other Loan Document or any Hedging Agreement with the Agent or any Lender (or any of their respective affiliates)) or otherwise.

          "Operating Cash Flow" shall mean, for any period of determination, an amount equal to the sum of (without duplication) (a) Net Income for such period, after deduction of (i) all items which should be classified as extraordinary, all determined in accordance with GAAP; (ii) all insurance proceeds (other than proceeds of business interruption insurance) received during such period to the extent, if any, included in Net Income and (iii) tax adjusted gains (or inclusion of tax adjusted losses) incurred in connection with the disposition of capital assets, plus (b) all amounts deducted in computing such Net Income in respect of (i) Interest Expense (after giving effect to all Hedging Agreements and payments and receipts thereunder), (ii) noncash amortization expense (including amortization of financing costs, noncurrent assets and non-cash charges), (iii) depreciation, (iv) income taxes and (v) all other non-cash expenses.

          "Participant" shall have the meaning ascribed thereto in Section
8.6(b).


          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor thereto.

          "Person" shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Plan" shall mean at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or any Subsidiary is, an "employer" as defined in Section 3(5) of ERISA, other than a Multiemployer Plan.

          "Pledged Stock" shall have the meaning ascribed thereto in the Borrower Pledge Agreement.

          "Properties" shall have the meaning ascribed thereto in Section
3.16(a).

          "Register" shall have the meaning ascribed thereto in Section 10.6(d).

          "Registration Statement" shall mean the Registration Statement of the Borrower on Form S-1 (Reg. No. 33-37671), including all amendments thereto and including the form of prospectus contained therein.

          "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "Reorganization" shall mean with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "Reportable Event" shall mean any of the events set forth in section 4043(c) of ERISA other than those events for which the notice requirement has been waived under applicable regulations.

          "Required Lenders" shall mean Lenders whose Commitment Percentages aggregate at least 66% of the Commitments outstanding.

          "Requirement of Law" as to any Person shall mean the articles of organization and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer" shall mean, with respect to a Person, the chairman of the board of directors, the chief executive officer or the president of such Person or, with respect to financial matters, the chief financial officer of such Person.

          "S&P" shall mean Standard & Poor's Rating Group.

          "SEC" shall mean the Securities and Exchange Commission.

          "SEC Reports" shall mean any filing made by the Borrower under the Securities Act of 1933 (and the rules and regulations thereunder) or the Securities Exchange Act of 1934 (and the rules and regulations thereunder).

          "Security Agreement" shall mean each Security Agreement, substantially in the form of Exhibit D, executed and delivered by the Borrower or by a Guarantor, as the same may be modified, amended or supplemented from time to time.

          "Security Documents" shall mean the collective reference to the Borrower Pledge Agreement, the Security Agreements and all other security documents (including all financing statements on Form UCC-1) hereafter delivered to the Agent granting a Lien on any asset or assets of the Borrower or any Subsidiary to secure the obligations and liabilities of the Borrower under the Notes and/or under any of the other Loan Documents or to secure any guarantee by any Subsidiary of any such obligations and liabilities.

          "Seller Notes" shall mean the promissory notes issued to stockholders of Great Western and FirsTel in connection with the Acquisitions which notes are in an aggregate principal amount not to exceed $17,500,000 and contain terms and conditions (including interest rate, amortization, subordination and maturity) acceptable to the Lenders.

          "Single Employer Plan" shall mean any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

          "Solvent" shall mean, as of any date, with respect to the Borrower or any Subsidiary (a) the property of the Borrower or such Subsidiary, at fair valuation, will exceed the debts of the Borrower or such Subsidiary, as the case may be, (b) the Borrower or such Subsidiary will be able to pay its debts as such debts become absolute and matured, and (c) the Borrower or such Subsidiary will have, as of such date, sufficient capital with which to conduct its business. For purposes of this definition, (i) "debt" means "liability on a claim" and "claim" means (x) any right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) any right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured and (ii) in fair valuation of the Borrower's and its Subsidiaries' assets means the amount which may be realized within a reasonable time, either through collection or sale of such assets at regular market value, based upon the amount which could be obtained for such assets within such period by a capable and diligent seller from an interested buyer who is willing (but under no compulsion) to purchase under ordinary selling conditions.

          "Subsidiary" shall mean a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the occurrence of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise expressly stated herein all references to any Subsidiary are to direct or indirect subsidiaries of the Borrower.

          "Switchboard" shall mean Switchboard of Oklahoma City, Inc., a an Oklahoma corporation.

          "Tele-Systems" shall mean Tele-Systems, Inc., a Kansas corporation.

          "Telecommunications Act" shall mean the Telecommunications Act of 1996 and the rules and regulations thereunder.

          "Termination Date" shall mean June 30, 1999.

          "Tranche" shall mean the collective reference to Eurodollar Loans, the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

          "Transferee" shall have the meaning ascribed thereto in Section
9.6(f).

          "Type" shall mean as to any Loan, its nature as an Alternate Base Rate Loan or a Eurodollar Loan.

          "Unused Commitments" shall mean, as to any Lender at any time, the amount of such Lender's Commitment at such time, less the aggregate outstanding principal amount of such Lender's Loans to the Borrower at such time.

          "Valu-Line" shall mean Valu-Line of Longview, Inc., a Texas corporation.

          "Voting Securities" shall mean any class of Capital Stock of the Borrower or any Subsidiary, as applicable, pursuant to which the holders thereof have the general voting power under ordinary circumstances to vote for the election of directors (irrespective of whether or not at the time any other class will have or might have voting power by reason of the occurrence of any contingency).

          1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have their respective defined meanings when used in the Notes or any certificate or other document made or delivered pursuant hereto.

          (b) As used herein, in the Notes and in any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower or any Subsidiary not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                   ARTICLE 2. AMOUNT AND TERMS OF COMMITMENTS

          2.1 Commitment. (a) Subject to the terms and conditions hereof, each Lender agrees to make revolving credit loans ("Loans") to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed such Lender's Commitment; provided, that no Lender shall be permitted or required to make any Loan if after giving effect thereto

          (i) the aggregate outstanding principal amount of Loans made by such Lender would exceed the lesser of (A) such Lender's Commitment and (B) such Lender's Commitment Percentage of the Borrowing Base; or

          (ii) the aggregate outstanding principal amount of the Loans made by all the Lenders would exceed the lesser of (A) the Commitment and (B) the Borrowing Base.

Subject to the foregoing, during the Commitment Period, the Borrower may use the Commitment by borrowing, prepaying the Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

          (b) The Loans may from time to time be (i) Eurodollar Loans, (ii) Alternate Base Rate Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Agent in accordance with Section 2.3; provided that no Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Termination Date.

          2.2 Notes. The Loans made by each Lender shall be evidenced by one or more promissory notes of the Borrower, each substantially in the form of Exhibit A, with appropriate insertions as to payee, date and principal amount (a "Note"), payable to the order of such Lender and in a principal amount equal to the lesser of (a) the amount of the initial Commitment of such Lender and (b) the aggregate unpaid principal amount of all Loans made by such Lender. Each Lender is hereby authorized to record the date, Type and amount of each Loan made by it, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto, on the schedule annexed to and constituting a part of its Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded absent manifest error. Each Note shall (i) be dated the Closing Date, (ii) be stated to mature on the Termination Date and (iii) provide for the payment of interest in accordance with Section 2.9.

          2.3 Procedure for Borrowing. The Borrower may borrow under the Commitment during the Commitment Period on any Business Day; provided provided that the Borrower shall give the Agent an irrevocable notice substantially in the form of Exhibit B-1 (a "Notice of Borrowing") and, in accordance with
Section 5.2(g), a Borrowing Base Certificate (which notice and certificate must be received by the Agent prior to 10:00 a.m., New York City time, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Loans are to be Eurodollar Loans initially, or (b) one Business Day prior to the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, Alternate Base Rate Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the amounts of such Eurodollar Loans and the lengths of the initial Interest Periods therefor. Each borrowing under the Commitment shall be in an amount equal to (x) in the case of Alternate Base Rate Loans, $500,000 or a whole multiple of $100,000 in excess thereof (or, if the then Available Commitment is less than $500,000, such lesser amount) and (y) in the case of Eurodollar Loans, $500,000 or a whole multiple of $100,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Agent for the account of the Borrower at the office of the Agent specified in Section 9.2 prior to 11:00 a.m., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Agent. Such borrowing will then be made available to the Borrower by the Agent in the manner specified by the Borrower in such Notice of Borrowing in the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

          2.4 Commitment Fee; Administrative Fee. (a) The Borrower agreeds to pay to the Agent for the account of each Lender a commitment fee (the "Commitment Fee") for the period from and including the first day of the Commitment Period to the Termination Date, computed at the rate of 0.50% per annum on the average daily amount of the Unused Commitment of such Lender payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date or such earlier date as the Commitment shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

          (b) The Borrower agrees to pay to the Agent, for its own account for services rendered by the Agent, concurrent with signing of this Agreement, the fees set forth in the Fee Letter.

          2.5 Optional and Mandatory Termination or Reduction. (a) The Borrower shall have the right, upon not less than three Business Days' notice (if any Eurodollar Loans are outstanding at such time) or two Business Days' notice (otherwise) to the Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments. Any such reduction shall be in an amount equal to $1,000,000 or a whole multiple thereof and shall reduce permanently the Commitments then in effect; provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the aggregate principal amount of the Loans then outstanding would exceed the Commitments then in effect. Any reduction of the Commitments shall be accompanied by payment in full of all accrued Commitment Fees on the amount so reduced to and including the date of such reduction. The Agent agrees promptly to notify the Lenders of any notice of reduction or termination received by the Agent.

          (b) The Commitments shall be reduced to zero on the Termination Date.

          2.6 Optional and Mandatory Prepayments. (a) Subject to Section 2.16, the Borrower may, at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon at least three Business Days' (in the case of Eurodollar Loans) or two Business Days' (otherwise) irrevocable written notice to the Agent, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, Alternate Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to Section 2.16, accrued interest to such date on the amount prepaid and any outstanding fees and expenses then due and owing. Partial prepayments and optional prepayments of the Loans shall be applied to the Loans but shall not reduce the Commitments unless the Borrower so specifies in its written notice to the Agent. Partial prepayments shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof.

          (b) The Borrower shall concurrently with the receipt of any Net Debt Proceeds by the Borrower or any Subsidiary (other than any Indebtedness permitted under Section 6.2), pay to the Agent for the benefit of the Lenders an amount equal to such Net Debt Proceeds, which prepayment shall be applied to the Loans (with a concomitant reduction in the Commitments).

          (c) If at any time

          (i) the aggregate outstanding principal amount of the Loans madeby any Lender exceeds the lesser of (w) such Lender's Commitment and (x) such Lender's Commitment Percentage of the Borrowing Base; or

          (ii) the outstanding aggregate principal amount of the Loans made by all Lenders exceeds the lesser of (y) the Commitments and (z) the Borrowing Base;

then the Borrower, will promptly and, in any event, within one Business Day, make a mandatory prepayment of the Loans to the Agent for the benefit of the Lenders in an aggregate amount equal to such excess.

          (d) Each prepayment of the Loans pursuant to this Section 2.6 shall be accompanied by payment in full of all accrued interest thereon, to and including the date of such prepayment, together with any additional amounts owing pursuant to Section 2.16 and any outstanding fees and expenses due and owing.

          2.7 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to Alternate Base Rate Loans by giving the Agent prior irrevocable notice of such election substantially in the form of Exhibit B-2 (a "Notice of Conversion") (which notice must be received by the Agent by at least 10:00 a.m., New York City time, three Business Days prior to such election); provided that any such conversion of Eurodollar Loans may be made only on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Alternate Base Rate Loans to Eurodollar Loans by giving the Agent prior irrevocable notice of such election (which notice must be received by the Agent by at least 10:00 a.m., New York City time, three Business Days prior to such election). Any such Notice of Conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice, the Agent shall promptly notify each Lender thereof. All or any part of the outstanding Eurodollar Loans and Alternate Base Rate Loans may be converted as provided herein; provided that (i) no Loan may be converted into a Eurodollar Loan when any Default has occurred and is continuing and (ii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Termination Date.

          (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1 of the length of the next Interest Period to be applicable to such Loans; provided that no Eurodollar Loan may be continued as such (i) when any Default has occurred and is continuing or (ii) after the date that is one month prior to the Termination Date; provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph, or if such continuation is not permitted pursuant to the preceding proviso, such Loans shall be automatically converted to Alternate Base Rate Loans on the last day of such then expiring Interest Period. The Agent agrees to notify the Lenders of any notice of continuation referred to herein received by the Agent.

          2.8 Maximum Amounts of Tranches. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and shall be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Tranche shall be equal to $500,000 or a whole multiple of $100,000 in excess thereof. There shall not be more than five Tranches at any one time outstanding.

          2.9 Interest Rates; Default Rate Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for the first day of such Interest Period (subject to daily adjustments, if any, required by changes in the Eurodollar Reserve Requirements) plus the Applicable Margin.

          (b) Each Alternate Base Rate Loan shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

          (c) If an Event of Default has occurred and is continuing, the Loans shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% from the date of occurrence of such Event of Default until the date such Event of Default is cured or waived (after as well as before judgment). In addition (but without duplication), should any interest on such Loans or any Commitment Fees or other amount (other than principal) payable hereunder not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest (to the extent permitted by law in the case of interest on interest) at a rate per annum which is the rate described in Section 2.9(b) plus 2%, in each case, from the date of such non-payment until such amount is paid in full (after as well as before judgment).

          (d) Interest shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to Section 2.9(c) shall be payable from time to time on demand.

          2.10 Computation of Interest and Fees. (a) Commitment Fees and the Alternate Base Rate interest shall be calculated on the basis of a 365/366 day year and the Eurodollar Rate interest shall be calculated on the basis of a 360-day year for the actual days elapsed. The Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate or the Eurodollar Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Agent shall, as soon as practicable, notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

          (b) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Agent, at the request of the Borrower, shall deliver to the Borrower a statement showing the quotations used by the Agent in determining any interest rate pursuant to Section 2.9(a).


          2.11 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

          (a) the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

          (b) the Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining its affected Loans during such Interest Period, the Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given, (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Alternate Base Rate Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Alternate Base Rate Loans and (z) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to Alternate Base Rate Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Loans to Eurodollar Loans.

          2.12 Pro Rata Treatment and Payments; Funding Reliance. (a) Each borrowing by the Borrower of Loans from the Lenders hereunder, each payment by the Borrower on account of any Commitment Fee hereunder and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Commitment Percentages of the Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall (except as may be required as a result of Section 2.16) be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders. All payments (including prepayments) to be made by the Borrower hereunder and under the Notes, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 noon, New York City time, on the due date thereof to the Agent, for the account of the Lenders, at the Agent's office specified in Section 9.2, in Dollars and in immediately available funds. The Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal and interest thereon, shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (and, with respect to payments of principal and interest thereon, shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

          (b) Unless the Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make available to the Agent the amount that would constitute its Commitment Percentage of such borrowing, the Agent may assume that such Lender is making such amount available to the Agent, and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Rate for the period until such Lender makes such amount immediately available to the Agent. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. If such Lender's Commitment Percentage of such borrowing is not made available to the Agent by such Lender within three Business Days of such Borrowing Date, the Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Alternate Base Rate Loans hereunder, on demand, from the Borrower.

          2.13 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the Commitment of such Lender hereunder to make Eurodollar Loans, continue

Eurodollar Loans as such and convert Alternate Base Rate Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Alternate Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower, shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.16.


          2.14 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

          (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.15 and changes in the rate of tax on the overall net income of such Lender);

          (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

          (iii) shall impose on such Lender any other condition; and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower through the Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section submitted by such Lender through the Agent to the Borrower shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Obligations hereunder.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof has or shall have the effect of reducing the rate of return on such Lender's or the corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Agent) of a written request therefor, the Borrower shall pay to such Lender the additional amount or amounts as will compensate such Lender for such reduction. This covenant shall survive the termination of this Agreement and the payment of the Obligations hereunder.

          2.15 Taxes. (a) All payments made by the Borrower under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Agent or any Lender as a result of a present or former connection between the Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Notes). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Agent or any Lender hereunder or under the Notes, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes; provided that the Borrower shall not be required to increase any such amounts payable to any Lender if such Lender fails to comply with the requirements of paragraph (b) of this Section. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to the Agent for its own account or for the Account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Lenders as a result of any such failure. The covenants in this Section shall survive the termination of this Agreement and the payment of the Notes and payment of the Obligations hereunder.

          (b) Each Lender shall:

          (i) deliver to the Borrower and the Agent (A) in the case of a Lender that is not incorporated under the laws of the United States or any state thereof, two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) in the case of any other Lender, an Internal Revenue Service Form W-8 or W-9, as applicable, or successor applicable form, as the case may be;

          (ii) deliver to the Borrower and the Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

          (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to Section 9.6 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this Section; provided that, in the case of a Participant, such Participant shall furnish all such required forms and statements to the Lenders from which the related participation shall have been purchased.

          2.16 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment when due of the principal amount of or interest on any Eurodollar Loan, (b) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same, (c) default by the Borrower in making any prepayment of Eurodollar Loans after the Borrower has given a notice thereof or (d) the making of a prepayment or conversion of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto including, without limitation, in each case, any such loss or expense arising from the redeployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. This covenant shall survive the termination of this Agreement and the payment of the Obligations hereunder.

          2.17 Discretion of Lender as to Manner of Funding.

Notwithstanding any other provisions of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood that for the purposes of this Agreement all determinations hereunder shall be made assuming each Lender had actually funded and maintained each Eurodollar Loan through the purchase of deposits of Dollars in the London interbank market having a maturity corresponding to each Loan's Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

          2.18 Change of Lending Office. (a) Each Lender agrees that if it makes any demand for payment under Section 2.14 or Section 2.15, or if any adoption or change of the type described in Section 2.13 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrower to make payments under Section 2.14 or Section 2.15, or would eliminate or reduce the effect of any adoption or change described in Section 2.13.


          (b) If any Lender other than (in its capacity as a Lender) the Agent (an "Affected Lender"), becomes entitled to payment or indemnification from the Borrower pursuant to Section 2.14 or Section 2.15(a) (without prejudice to any amounts then due to such Lender under such Sections) that are not applicable to all Lenders and such cost, tax, reserve or similar imposition is not avoided by the designation of a different lending office, then the Borrower may designate another Lender or another bank or financial institution acceptable to the Agent to assume in accordance with Section 9.6 all (but not part) of the Commitments, Loans and the other rights and obligations of such Affected Lender hereunder (a "Replacement Lender"), in each case, on a date mutually acceptable to the Replacement Lender, such Affected Lender and the Borrower, without recourse upon, warranty by, or expense to, such Affected Lender or the Agent, for a purchase price equal to the outstanding principal amount of the Loans of such Affected Lender plus all interest accrued thereon and all other amounts owing to such Affected Lender hereunder, and, upon such assumption and purchase by the Replacement Lender, such Replacement Lender shall be deemed to be a "Lender" for purposes of this Agreement and such Affected Lender shall cease to be a "Lender" for purposes of this Agreement and shall no longer have any obligations hereunder.

                    ARTICLE 3. REPRESENTATIONS AND WARRANTIES

          To induce the Agent and the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Agent and each Lender as follows:

          3.1 Financial Condition. (a) Except as set forth in Schedule 3.1(a), the balance sheets and the related statements of income, shareholders equity and cash flows in the Delivered Reports, copies of which have heretofore been furnished to the Lenders, are complete and correct in all material respects and present fairly the financial condition of each Person as at the respective dates of such balance sheets, and the results of its operations and its shareholders equity and cash flows for each of the periods then ended. All such financial statements, including the related schedules and notes thereto relating to the audited financials, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein).

          (b) Except as set forth in Schedule 3.1(c), as of March 31, 1998, none of the Borrower and the Subsidiaries has any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto.

          (c) All balance sheets, all statements of income and shareholders equity and of cash flows and all other financial information which shall hereafter be furnished by or on behalf of or the Borrower to the Agent for the purposes of, or in connection with, this Agreement or any transaction contemplated hereby have been or will be prepared in accordance with GAAP consistently applied throughout the periods involved (except as disclosed therein) and do or will present fairly (subject to normal year-end adjustment in the case of financial statements for any fiscal quarter) the financial condition of the Borrower or any Subsidiary, as the case may be, as at the dates thereof and the results of their operations and their shareholders equity and cash flows for the periods then ended.

          (d) The operating forecast and cash flow projections of the Borrower and its Subsidiaries calculated for the fiscal year ending December 31, 1998 and December 31, 1999, each prepared by or under the direct supervision of a Responsible Officer of each of the Borrower and set forth in Schedule 3.1(e), have each been prepared in good faith and utilizing reasonable assumptions. Neither the Borrower nor any of its Subsidiaries has any reason to believe such operating forecast and projections are materially incorrect or misleading in any material respect.

          3.2 No Change. Except as set forth in Schedule 3.2, since December 31, 1997, (a) there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect, (b) except pursuant to the Acquisition Agreements as they relate to final distributions by Subchapter S corporations to their former owners prior to the consummation of the Acquisitions on the Acquisition Closing Date, no dividends or other distributions have been declared, paid or made upon the Capital Stock of the Borrower or any Subsidiary and (c) except pursuant to the IPO, none of the Capital Stock of the Borrower or any Subsidiary has been redeemed, retired, purchased or otherwise acquired for value by the Borrower or any Subsidiary of the Borrower.

          3.3 Corporate Existence; Compliance with Law. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith could not reasonably, individually or in the aggregate, be expected to have a Material Adverse Effect.

          3.4 Corporate Power; Authorization; Enforceable Obligations. Each of the Borrower and its Subsidiaries has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. The Borrower has appropriate power and authority to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions set forth in this Agreement and in the Notes. Except as set forth on Schedule 3.4, no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required (a) in connection with the execution, delivery, performance, validity or enforceability of the Loan Documents to which the Borrower or any Subsidiary is a party or (b) in connection with the borrowings hereunder, other than any of the foregoing that, if not obtained, could not reasonably be expected to have a Material Adverse Effect. On the Closing Date, the Agent and each Lender shall have received complete and current copies of all consents, authorizations and filings listed on Schedule 3.4. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of the Borrower and each Subsidiary. This Agreement constitutes, and each other Loan Document to which the Borrower or any Subsidiary, as the case may be, is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower or such Subsidiary, as the case may be, enforceable against the Borrower or such Subsidiary, as the case may be, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          3.5 No Legal Bar. Except as set forth on Schedule 3.5, the execution, delivery and performance of the Loan Documents to which the Borrower or any Subsidiary is a party, the borrowings by the Borrower hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Borrower or such Subsidiary, will not accelerate or result in the acceleration of any payment obligations of the Borrower or such Subsidiary and will not result in, or require, the creation or imposition of any Lien on any of the respective properties or revenues of the Borrower or any such Subsidiary pursuant to any such Requirement of Law or Contractual Obligation other than as contemplated by the Security Documents.

          3.6 No Material Litigation. Except as set forth in Schedule 3.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened by or against the Borrower or any Subsidiary or against any of the respective properties or revenues of the Borrower or any Subsidiary (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

          3.7 No Default. Neither of the Borrower nor any Subsidiary is in default under, or with respect to, any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          3.8 Ownership of Property; Liens. Except as set forth in Schedule 3.8, each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property. None of such property is subject to any Lien except as permitted by Section 6.3.

          3.9 Intellectual Property. Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, technology, know-how, processes, logos and insignia necessary for the conduct of its business as currently conducted except for those which the failure to own or license could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). Except as set forth in Schedule 3.9, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower or any Subsidiary know of any valid basis for any such claim. Except as disclosed in Schedule 3.9, the use of such Intellectual Property by the Borrower or any Subsidiary does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          3.10 No Burdensome Restrictions. No Requirement of Law or Contractual Obligation of the Borrower or any Subsidiary could reasonably be expected to have a Material Adverse Effect.

          3.11 Taxes. Except as set forth in Schedule 3.11, each of the Borrower and the Subsidiaries has filed or caused to be filed all tax returns which are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any tax, fee or other charge the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or such Subsidiary, as the case may be); and no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge which, if determined against the Borrower or any Subsidiary, could reasonably be expected to have a Material Adverse Effect.

          3.12 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors. If requested by any Lender or the Agent, the Borrower will furnish to the Agent or any Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

          3.13 ERISA. The Borrower and each Subsidiary do not maintain or contribute to any Plan other than those listed on Schedule 3.13. Except as disclosed in Schedule 3.13, the Borrower and each Subsidiary do not maintain, contribute to or have any material obligation with respect to, any welfare plan (as defined in Section(3)(1) of ERISA) which provides benefits to employees after termination of employment other than as required by Part 6 of Title I of ERISA or similar state laws regarding continuation of benefits. Except as disclosed on Schedule 3.13, each Plan has complied and is in compliance in all material respects with the applicable provisions of ERISA and the Code. The Borrower and each Subsidiary have not breached any of the responsibilities, obligations or duties imposed on it by ERISA, the Code, or regulations promulgated thereunder with respect to any Plan, which breach could have a Material Adverse Effect. Neither the Borrower nor any Subsidiary nor any fiduciary of any Plan who is an officer or an employee of the Borrower or any Subsidiary has engaged in a nonexempt prohibited transaction described in
Section 406 of ERISA or 4975 of the Code with respect to a Plan which could have a Material Adverse Effect. With respect to any employee benefit plan (as defined in Section 3(3) of ERISA) currently or formerly maintained or contributed to by any Commonly Controlled Entity, no liability exists and no event has occurred which could subject the Borrower or any Subsidiary to any liability. Except as disclosed on Schedule 3.13, neither the Borrower nor any Subsidiary has maintained, contributed to, or had an obligation to contribute to any Multiemployer Plan or any Single Employer Plan, at any time during the six years prior to the date on which this representation is made or deemed made. Except as disclosed on Schedule 3.13, neither the Borrower nor any Subsidiary has any material obligation to make any payment to any employee pursuant to any existing employment contract or arrangement. Except as disclosed in Schedule 3.13, none of the Borrower or any Subsidiary has any liability, direct or indirect, contingent or otherwise, under Section 4201 or 4204 or 4212(c) of ERISA. Neither the Borrower nor any Subsidiary has any outstanding liability in respect of (i) a failure to make a required contribution or payment to a Multiemployer Plan or
(ii) a complete or partial withdrawal under Section 4203 or 4205 of ERISA from such a plan.

          3.14 Holding Company; Investment Company Act; Other Regulations. Neither the Borrower nor any Subsidiary is (a) a "holding company", a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, (b) an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, or (c) subject to regulation under any Federal or state statute, regulation, decree or order which limits its ability to incur Indebtedness or conditions such ability upon any act, approval or consent of any Governmental Authority.

          3.15 Purpose of Loans. The proceeds of the Loans shall be used (a) to finance working capital needs, (b) to finance capital expenditures and (c) for general corporate purposes of the Borrower and its Subsidiaries .

          3.16 Environmental Matters. Except as set forth on Schedule 3.16:


          (a) The facilities and properties owned, leased or operated by the Borrower and its Subsidiaries (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or
     (ii) could reasonably be expected to give rise to liability under, any Environmental Law.

          (b) The Properties and all operations at the Properties are in compliance in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Borrower and its Subsidiaries (the "Business") which could materially interfere with the continued operation of any of the Properties or materially impair the fair saleable value thereof.

          (c) Neither the Borrower nor any Subsidiary has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor do the Borrower or any Subsidiary have knowledge or reason to believe that any such notice will be received or is being threatened.

          (d) Materials of Environmental Concern have not been transported or disposed of from any of the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law.

          (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party with respect to any of the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any of the Properties or the Business.

          (f) There has been no release or threat of release of Materials of Environmental Concern at or from any of the Properties, or arising from or related to the operations of the Borrower or any Subsidiary in connection with any of the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Laws.

          3.17 Subsidiaries. (a) The authorized, issued and outstanding Capital Stock of each Subsidiary is set forth in Schedule 3.17. All the issued and outstanding Capital Stock of each Subsidiary is owned beneficially and of record by the Borrower, free and clear of all liens, options or rights of others except as provided in the Pledge Agreements. There are no outstanding subscriptions, options, warrants, calls, put rights (including preemptive rights) or any other agreements or commitments of any nature with respect to the Capital Stock of any Subsidiary. No person has or will have any preemptive rights to subscribe for any additional Capital Stock of any Subsidiary.

          (b) As of the Closing Date, with the exception of the Material Subsidiaries, none of the Borrower's Subsidiaries has any assets or liabilities aggregating $10,000.

          3.18 Insurance. All policies of insurance of any kind or nature maintained by or issued to the Borrower or any Subsidiary, including, without limitation, policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, worker's compensation, employee health and welfare, title, property and liability insurance, are in full force and effect in all material respects and are of a nature and provide such coverage as is sufficient and as is customarily carried by companies of similar size and character.

          3.19 IPO. The Registration Statement was declared effective in accordance with the provisions of the Securities Act of 1933 on February 12, 1998. No stop order suspending the effectiveness of the Registration Statement has been issued by the SEC and no proceedings for that purpose have been initiated, or to the knowledge of the Borrower, threatened by the SEC. All necessary state securities authorizations were received. No such authorization has been revoked or suspended by any state authority and no proceedings for that purpose have been initiated, or to the knowledge of the Borrower, threatened by any state authority. The IPO was completed on February 18, and the Company received net proceeds therefrom of approximately $99,900,000.

          3.20 Acquisitions; Acquisition Documents. (a) The Borrower applied approximately $84,100,000 of the net proceeds of the IPO to consummate the Acquisitions. Each of the Acquisitions was consummated in material accordance with the terms of the Acquisition Documents on February 18, 1998. Each party to the Acquisition Documents has complied in all material respects with all substantive terms and provisions contained therein on its part to be observed and the Borrower does not have any claims against any such party.

          (b) The Borrower has delivered to the Agent and the Lenders true, complete and correct copies of each of the Acquisition Documents (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, as requested by the Agent) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. None of such documents and agreements has been amended or supplemented, nor have any of the provisions thereof been waived in any material respect, except pursuant to a written agreement or instrument which has heretofore been consented to by the Lenders. Each of the Acquisition Documents has been duly executed and delivered by the Borrower, each Subsidiary and each other party thereto and is a legal, valid and binding obligation of the Borrower, Subsidiary and other party thereto enforceable, in all material respects, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          (c) The representations and warranties of the Borrower, each Subsidiary and each other party to the Acquisition Documents are true and correct in all material respects on the Closing Date as if made on and as of such date, except for representations as to current shareholders and other facts intended by the terms of or the performance of the Acquisition Documents to change effective upon the Acquisition Disclosure Date. Such representations and warranties, together with the definitions of all defined terms used therein, are by this reference deemed incorporated herein mutatis mutandis, and each Lender entitled to rely on the accuracy of such representations and warranties.

          3.21 Security Documents. (a) Each Security Agreement is effective to create in favor of the Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in all right, title and interest of the Loan Party which is party thereto in the collateral described therein except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). When financing statements have been filed in the offices in the jurisdictions listed in
Schedule 3.21, each such Security Agreement shall constitute a fully perfected first Lien on, and security interest in, all right, title and interest of the Loan Party in the collateral described therein as to which a security interest may be perfected by filing a financing statement.

          (b) Except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law), the Borrower Pledge Agreement is effective to create in favor of the Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Pledged Stock described therein and the proceeds thereof and, when stock certificates representing such Pledged Stock have been delivered to the Agent, such Pledge Agreement shall constitute a fully perfected first Lien on, and security interest in, all right, title and interest of the Loan Party thereto in the pledged securities and the proceeds thereof described therein subject to continuous possession of the pledged securities by the Agent.

          3.22 Accuracy and Completeness of Information. All information, reports and other papers and data (other than projections) with respect to the Borrower or any Subsidiary (in each case, prior to and after giving effect to the Acquisitions) furnished to the Lenders by the Borrower or any such Subsidiary, or on behalf of the Borrower, and all SEC Reports were, at the time furnished, complete and correct in all material respects, or have been subsequently supplemented by other information, reports or other papers or data, to the extent necessary to give the Lenders a true and accurate knowledge of the subject matter in all material respects. All projections with respect to the Borrower or any Subsidiary, furnished by the Borrower, were prepared and presented in good faith by the Borrower based upon facts and assumptions that the Borrower believe to be reasonable in light of current and foreseeable conditions. No document furnished or statement made in writing to the Lenders by or on behalf of the Borrower in connection with the negotiation, preparation or execution of this Agreement and no SEC Report contains any untrue statement of a material fact, or omits to state any such material fact necessary in order to make the statements contained therein not misleading, in either case which has not been corrected, supplemented or remedied by subsequent documents furnished or statements made in writing to the Lenders. There is no fact known to the Borrower or any of its Subsidiaries which has, or could reasonably be expected to have, a Material Adverse Effect.

          3.23 Regulatory Compliance. (a) The Borrower and its Subsidiaries are in compliance with the Communications Act and the Telecommunications Act, except to the extent that the failure to be in compliance could not reasonably be expected to have a Material Adverse Effect.

          (b) The Borrower has no knowledge of any investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before the FCC, or of any other proceedings of or before the FCC, which could reasonably be expected to have a Material Adverse Effect.

          (c) Each of the Borrower and its Subsidiaries hold all FCC licenses necessary for the operation of its business. No event has occurred which (i) results in, or after notice of lapse of time or both would result in, revocation, suspension, adverse modification, non-renewal, impairment, restriction or termination of, or order of forfeiture with respect to, any such license in any respect that could reasonably be expected to have a Material Adverse Effect, or (ii) affects or could reasonably be expected in the future to affect any of the rights of the Borrower or its Subsidiaries under any license in any respect that could reasonably be expected to have a Material Adverse Effect.

          (d) The Borrower and its Subsidiaries have duly filed in a timely manner all material filings, reports, applications, documents, instruments and information required to be filed by it under the Communications Act and under any other applicable state and local laws, and all such filings were when made true, correct and complete in all material respects, except to the extent that the failure of any of the statements made in this paragraph to be true and correct could not reasonably be expected to have a Material Adverse Effect.

          (e) The Borrower and its Subsidiaries are categorized as a "non-dominant" carrier by the FCC pursuant to Part 61 of Title 47 of the Code of Federal Regulations.

          3.24 Labor Matters. Except as set forth in Schedule 3.24, neither the Borrower nor any Subsidiary is a party to any collective bargaining agreements. There are no strikes, lockouts or other labor disputes pending or, to the knowledge of the Borrower and each Subsidiary, threatened against the Borrower or any Subsidiary which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The hours worked and payments made to employees of the Borrower and each Subsidiary have not been in violation of the Fair Labor Standards Act of 1938, as amended, or any other applicable Requirement of Law, except to the extent such violations could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. All material payments due from the Borrower or any Subsidiary on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Borrower or such Subsidiary, as applicable.

          3.25 Leaseholds, Permits, etc. Each of the Borrower and the Subsidiaries possesses or has the right to use, all leaseholds, easements, franchises and permits and all authorizations and other rights which are material to and necessary for the conduct of its business. Except for such noncompliance with the foregoing which could not reasonably be expected to have a Material Adverse Effect, all the foregoing are in full force and effect, and each of the Borrower and the Subsidiaries is in substantial compliance with the foregoing without any known conflict with the valid rights of others. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such leasehold, easement, franchise, license or other right, which termination or revocation, considered as a whole, could reasonably be expected to have a Material Adverse Effect.

          3.26 Solvency. On the Closing Date, after giving effect to the Acquisitions and to the borrowings hereunder on such date each of the Borrower and the Subsidiaries is Solvent.

          3.27 Regulatory Matters. Each Loan Party has duly and timely filed all material filings which are required to be filed by it under the Communications Act, and is in all material respects in substantial compliance with the Communications Act, including, without limitation, Section 310 thereof, and the rules and regulations of the FCC relating thereto (the "FCC Rules") except as set forth on Schedule 3.27. Schedule 3.27 lists all the FCC Licenses and all other material certificates, authorizations and licenses relating to telecommunications regulation of any Governmental Authorities granted or assigned to the Loan Parties in connection with the operation of the businesses owned by the respective Loan Parties (collectively, the "Licenses"), and such Licenses are the only material authorizations, licenses and permits necessary for the conduct of the businesses of the Loan Parties as of the date hereof. All such Licenses are validly issued and in full force and effect, and the Loan Parties have fulfilled and performed in all material respects their obligations with respect thereto and have full power and authority to operate thereunder.

                         ARTICLE 4. CONDITIONS PRECEDENT

          4.1 Conditions to Initial Loans. The agreement of each Lender to make or maintain the Loan requested to be made by it on the Closing Date is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan on the Closing Date, of the following conditions precedent:

          (a) Loan Documents. The Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, with a counterpart for each Lender, (ii) for the account of each Lender, one or more Notes in the amount of each Lender's respective Commitment, conforming to the requirements hereof and executed by a duly authorized officer of the Borrower, (iii) the Security Documents, each executed and delivered by a duly authorized officer of the Loan Party thereto, with a counterpart or a conformed copy for each Lender, (iv) the Guarantees, each executed by a duly authorized officer of the Guarantor party thereto, and (v) the Contribution Agreement, executed by a duly authorized officer of each Guarantor.

          (b) Corporate Proceedings of the Borrower. The Agent shall have received with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Agent, of the Board of Directors of the Borrower authorizing (i) the execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which it is a party, and (ii) the borrowings contemplated hereunder certified by the Secretary or an Assistant Secretary of the Borrower as of the Closing Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and shall be in form and substance satisfactory to the Agent. The Agent also shall have received, with a counterpart for each Lender, a certificate of the Borrower, dated the Closing Date, as to the incumbency and signature of the officers of the Borrower executing any Loan Document, satisfactory in form and substance to the Agent, executed by the Chief Executive Officer or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

          (c) Corporate Proceedings of the Subsidiaries. The Agent shall have received a copy of the resolutions of the Board of Directors of each Guarantor or, alternatively, Material Subsidiary authorizing the execution, delivery and performance of this Agreement and the other Loan Documents and Acquisition Document to which it is a party certified by the Secretary or an Assistant Secretary of such Subsidiary, as of the Closing Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and shall be in form and substance satisfactory to the Agent. The Agent shall have received a certificate of each Subsidiary, dated the Closing Date, as to the incumbency and signature of the officers of each Subsidiary executing any Loan Document satisfactory in form and substance to the Agent, executed by the President or any Vice President and the Secretary or an Assistant Secretary of such Subsidiary.

          (d) Corporate Documents. The Agent shall have received, with a counterpart for each Lender, true and complete copies of the charter documents of the Borrower and each Subsidiary, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the Borrower or such Subsidiary, as the case may be.

          (e) Consents, Licenses and Approvals. The Agent shall have received, with a counterpart for each Lender, a certificate of a Responsible Officer of the Borrower (i) attaching copies of all consents, authorizations and filings referred to in Schedule 3.4, and (ii) stating that such consents, licenses and filings are in full force and effect, and each such consent, authorization and filing shall be in form and substance satisfactory to the Agent.

          (f) Closing Fees and Expenses. The Agent previously shall have received the fees to be received on the Closing Date referred to in the Fee Letter and shall have received reimbursement of all costs and expenses (including the fees and expenses of counsel to the Agent).

          (g) Legal Opinions. The Agent shall have received, with a counterpart for each Lender, the executed legal opinions of counsel to the Borrower, which opinions shall be satisfactory in form and substance to the Agent.

          (h) Acquisition Documents; Certificate. The Agent shall have received, with copies for each Lender, true and correct copies of each of the Acquisition Documents including all schedules and exhibits thereto and side letters affecting the terms thereof or otherwise delivered in connection therewith as requested by the Agent together with all closing documents, opinions and certificates executed in connection therewith, which shall all be in full force and effect. The Acquisition Documents shall not have been amended, supplemented or otherwise modified since the date thereof, except as may have been consented to in writing by the Lenders. The Acquisition Documents shall be accompanied by a certificate to such effect, dated as of the Closing Date, of a Responsible Officer of each of the Borrower. The transactions described in the Acquisition Documents shall have been consummated in all material respects in accordance with the terms and provisions thereof and each of the Borrower, each Subsidiary and each other party to the Acquisition Documents shall be in material compliance with all the terms of the Acquisition Documents to which it is a party.

          (i) Closing Certificate. The Agent shall have received, with a counterpart for each Lender, a closing certificate of the Borrower, dated as of the Closing Date satisfactory in form and substance to the Agent.

          (j) Borrower Pledge Agreement; Pledged Stock; Stock Powers. The Agent shall have received the Borrower Pledge Agreement executed by an authorized officer of the Loan Party thereto together with (i) certificates representing the Pledged Stock pursuant to the Pledge Agreements, (ii) an undated stock power executed in blank for each such certificate and (iii) an acknowledgment of and consent to each such Pledge Agreement by the Borrower or each of its Subsidiaries, as applicable.

          (k) Filings, Registrations and Recordings. All filings, registrations and recordings listed in Schedule 4.1(k) shall have been properly filed, registered or recorded in each jurisdiction listed in Schedule 4.1(k). Any documents (including, without limitation, financing statements) required to be filed under any of the Security Documents in order to create, in favor of the Agent, for the benefit of the Lenders, a perfected security interest in the collateral thereunder shall have been properly filed in each office in each jurisdiction listed in each Security Agreement, and such filings are the only ones required in order to create in favor of the Agent, for the benefit of the Lenders, a perfected Lien on the respective collateral described therein in the jurisdictions listed on Schedule 4.1(k). The Agent, shall have received evidence reasonably satisfactory to it of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto.

          (l) Lien Searches. The Agent shall have received (i) lien searches with respect to the assets of the Borrower and its Subsidiaries under such names and in such jurisdictions as the Agent shall have requested and the results of such lien searches shall be satisfactory to the Agent and (ii) without limiting the foregoing, evidence satisfactory to the Agent of the filing of duly executed financing statements on form UCC-3, and the taking by the Borrower and its Subsidiaries of any other actions necessary or, in the opinion of the Agent, desirable to terminate any existing liens created with respect to the assets acquired pursuant to the Acquisition Documents.

          (m) Insurance. The Agent shall have received evidence satisfactory to it of the existence of the insurance required hereunder and pursuant to the Security Documents and the Agent, for the benefit of the Lenders, shall have been named as loss payee under each insurance policy maintained by the Borrower and its Subsidiaries (other than worker's compensation, public liability, employee benefits and welfare insurance).

          (n) Financial Information. The Agent shall have received, with a counterpart for each Lender, a copy of each of the financial statements referred to in Section 3.1 in form and substance satisfactory to the Agent.

          (o) Payoff Letters. With the exception of any Indebtedness permitted under Section 6.2 and listed on Schedule 6.2, the Agent shall have received signed payoff letters from each Person who on the Closing Date is a lender to the Borrower or any Subsidiary and evidencing that any Indebtedness of the Borrower or such Subsidiary to such lender has been repaid in full.

          (p) Solvency Certificate. The Agent shall have received, with a counterpart for each Lender, a solvency certificate from the Borrower in form and substance satisfactory to the Agent.

          (q) No Material Adverse Effect. Since December 31, 1997, no Material Adverse Effect shall have occurred to the Borrower or any Material Subsidiary.

          (r) Schedules. The Borrower shall have delivered to the Agent with a copy for each Lender each of the Schedules required under this Agreement and each such Schedule shall be in form and substance satisfactory to each of the Agent and the Lenders in its sole discretion.

          4.2 Conditions to Each Loan. The agreement of each Lender to make any Loan requested to be made by it on any date (including, without limitation, its initial Loan) is subject to the satisfaction of the following conditions precedent:

          (a) Representations and Warranties. Each of the representations and warranties made by the Borrower and each other Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (both before and after giving effect to such Loan).

          (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

          (c) Aggregate Amount. Immediately before and immediately after giving effect to such Loan,

               (i) the aggregate outstanding principal amount of Loans made by such Lender shall not exceed the lesser of (x) such Lender's Commitment and (y) such Lender's Commitment Percentage of the Borrowing Base; and

               (ii) the aggregate outstanding principal amount of the Loans made by the Lenders shall not exceed the lesser of (x) the Commitment and
          (y) the Borrowing Base.

          (d) Notice of Borrowing; Borrowing Base Certificate. The Agent shall receive a Notice of Borrowing satisfying the requirements of Section 2.3 together with a Borrowing Base Certificate satisfying the requirement of
     Section 5.2(g).

          (e) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Agent, and the Agent shall have received such other documents, instruments and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such Loan that the statement in any document delivered by the Borrower in connection with such borrowing are true and correct and that the conditions contained in this Section 4.2 have been satisfied.

                        ARTICLE 5. AFFIRMATIVE COVENANTS

          The Borrower hereby agrees that, so long as the Commitment remains in effect, any Note remains outstanding and unpaid or any Obligation is owing to any Lender or the Agent hereunder, the Borrower shall and shall cause each Subsidiary to:

          5.1 Financial Statements. Furnish to each Lender:

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and the Subsidiaries as at the end of such year and the related statements of income, stockholders equity and cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by KPMG Peat Marwick LLP or other independent certified public accountants of nationally recognized standing, together with a consolidating balance sheet and consolidating statements of income and cash flows of the Borrower and its Subsidiaries, reviewed by KPMG Peat Marwick LLP or such other independent certified public accountants; provided that the furnishing of a Form 10-K Annual Report covering such period and as filed with the SEC shall satisfy the requirements of this Section 5.1(a);


          (b) as soon as available, but in any event not later than 45 days after the end of each quarterly period for each of the fiscal quarters of each fiscal year of the Borrower, the unaudited consolidated and consolidating balance sheet of the Borrower and the Subsidiaries as at the end of such quarter and the related unaudited statements of income, stockholders equity and cash flows of the Borrower and the Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter and setting forth in each case in comparative form the figures from the budget for such fiscal year furnished to the Lenders pursuant to
     Section 5.2(d) and the actual figures for the corresponding date or period in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments; provided that the furnishing of a Form 10-Q Quarterly Report covering such period and as filed with the SEC shall satisfy the requirement of this Section 5.1(b);


          (c) as soon as available, but in any event not later than 45 days after the end of each calendar month of the Borrower, an unaudited balance sheet and unaudited statements of income of the Borrower and its Subsidiaries as at the end of such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the comparable period from the budget for such fiscal year furnished to the Lenders pursuant to Section 5.2(d) and the actual figures for the corresponding date or period in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

          5.2 Certificates; Other Information. Furnish to each Lender:

          (a) concurrently with the delivery of the financial statements referred to in Section 5.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

          (b) (i) concurrently with the delivery of the financial statements referred to in Section 5.1(a), Section 5.1(b), and Section 5.1(c), a certificate of a Responsible Officer of each of the Borrower, stating that, to the best knowledge of such Responsible Officer, during the period covered by such financial statements, each of the Borrower and the Subsidiaries during such period has observed or performed in all material respects all its covenants and other agreements, and satisfied in all material respects every condition, contained in this Agreement and in each other Loan Document to which it is a party to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and
     (ii) concurrently with the delivery of the financial statements referred to in Section 5.1(a) and Section 5.1(b), a written statement setting forth management's discussion and analyses of the financial condition and results of operations of the Borrower and its Subsidiaries for the period addressed by such financial statements; provided that the furnishing of a Form 10-K Annual Report or a Form 10-Q Quarterly Report, as applicable, covering the relevant period and as filed with the SEC shall satisfy the requirements of this Section 5.2 (b)(ii);

          (c) concurrently with the delivery of the financial statements referred to in Section 5.1(a) and Section 5.1(b), a certificate of a Responsible Officer of the Borrower, in form and substance satisfactory to the Agent, showing compliance by the Borrower and the Subsidiaries with the Interest Coverage Ratio contained in Section 6.1;

          (d) not later than 45 days after the end of each fiscal year of the Borrower, a copy of the projections by the Borrower of the operating budget and cash flow budget of the Borrower and the Subsidiaries for the succeeding fiscal year set forth on a monthly basis, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared on the basis of sound financial planning practices and that such Responsible Officer has no reason to believe that such projections are incorrect or misleading in any material respect and shall in any event include a description of all proposed Capital Expenditures of the Borrower or any Subsidiary for such succeeding fiscal year;

          (e) within ten days after the same are sent, copies of all financial statements and reports which the Borrower or any Subsidiary generally sends to its shareholders, and within ten days after the same are filed, copies of all financial statements and reports which Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

          (f) promptly upon receipt thereof, copies of all substantive management letters and other substantive material reports which are submitted to the Borrower or any Subsidiary by its independent accountants in connection with any annual or interim audit of the books of the Borrower or such Subsidiary made by such accountants;

          (g) on the tenth Business Day of each calendar month and on the date that the Borrower shall request a Loan by delivering a Notice of Borrowing, a certificate in the form of Exhibit G attached hereto (a "Borrowing Base Certificate"), signed by a Responsible Officer of the Borrower setting forth the Borrowing Base (with supporting calculations in reasonable detail) as of the last day of the fiscal month last ended (the "Borrowing Base Calculation Date"), with such new information as such Responsible Officer, after making due inquiries, has obtained or is otherwise aware of, and certifying: (i) that the information contained in such Borrowing Base Certificate is true and complete in all material respects; (ii) that there has been no material adverse change in any Account Owner's Accounts, taken as a whole, since the date of the most recent audit of such Accounts; (iii) that as of the Borrowing Base Calculation Date for such Borrowing Base Certificate, the outstanding principal amount of all Loans does not (and, after giving effect to the making of all Loans being requested will not) exceed the Borrowing Base; and (iv) as to such other matters as the Agent and the Lenders may reasonably request;

          (h) on the tenth Business Day of each calendar month, a report as of the Borrowing Base Calculation Date, signed by a Responsible Officer of the Borrower setting forth in reasonable detail, (i) a list of all Eligible Accounts and their respective Account Debtors, (ii) the aging of Accounts,
     (iii) any changes in the reserves made for bad Accounts and the amount of Accounts written off during the calendar month ending on the Borrowing Base Calculation Date, (iv) any extension of the maturity of, refinancing or other material change in the terms of any Accounts or any promissory notes made by customers of the Borrower in favor of the Borrower during such calendar month and (v) any additional information that the Agent and the Lenders may request in writing with respect to Accounts;

          (i) promptly, such additional financial and other information as the Agent and the Lenders may from time to time reasonably request.

          5.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or any of its Subsidiaries, as the case may be.

          5.4 Maintenance of Existence. Renew and keep in full force and effect its corporate existence, take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except to the extent such failure to renew, keep its corporate existence in full force and effect, or maintain all such rights, privileges and franchises could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

          5.5 Maintenance of Property; Insurance. Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, libel, business interruption and storm damage) as are usually insured against in the same general area by companies engaged in the same or a similar business and name the Agent for the benefit of the Lenders, as loss payee under each such policy (other than worker's compensation, public liability, employee benefits and welfare insurance), and furnish to each Lender, upon request, full information as to the insurance carried including certified copies of policies and certificates of insurance from a recognized insurance broker reasonably acceptable to the Required Lenders.

          5.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account, in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit after reasonable notice representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired, and to discuss the business, operations, properties and financial and other condition of the Borrower and each Subsidiary with officers and employees of the Borrower and such Subsidiary and with their independent certified public accountants.

          5.7 Notices. Promptly after the Borrower knows or has reason to know thereof, and, in any event, within 5 days thereof with respect to any notice under clause (a) or 10 days with respect to any other notice under this Section, give notice to the Agent and each Lender of:

          (a) the occurrence of any Default or Event of Default;

          (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any Subsidiary, or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any such Subsidiary and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

          (c) any litigation or proceeding affecting the Borrower or any such Subsidiary in which the amount involved is $100,000 or more and is not covered by insurance or in which injunctive or similar relief is sought;

          (d) any material labor dispute to which the Borrower or any Subsidiary may become a party and which involves any group of employees, any strikes or walkouts relating to any of its plants or facilities and the expiration or termination of any labor contract to which the Borrower or such Subsidiary is a party or by which the Borrower or such Subsidiary is bound; and

          (e) any development or event which could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

          5.8 Environmental Laws. (a) Comply in all material respects, and ensure compliance in all material respects by all tenants and subtenants, if any, with all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect.

          (c) Defend, indemnify and hold harmless the Agent and the Lenders, and their respective parents, subsidiaries, affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrower, any Subsidiary or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. This indemnity shall continue in full force and effect regardless of the termination of this Agreement.

          5.9 ERISA. (a) Establish, maintain and operate all Plans to comply in all material respects with the applicable provisions of ERISA, the Code, and all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans;

          (b) Within ten Business Days after receipt by the Borrower or any Subsidiary of any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code, and promptly following the request of the Agent for any favorable determination letters, provide the Agent and the Lenders with copies of each such letter;

          (c) Within ten Business Days after the filing thereof, provide the Agent and the Lenders with copies of any annual report (IRS Form 5500 series) with respect to a Single Employer Plan, including Schedule B thereto;

          (d) Within ten Business Days after the Borrower or any Subsidiary knows or has reason to know that a non-exempted prohibited transaction (defined in Sections 406 of ERISA and 4975 of the Code) has occurred, a statement of the chief financial officer of the Borrower or such Subsidiary describing such transaction and the action which Borrower or such Subsidiary, as applicable, has taken, is taking or proposes to take with respect thereto;

          (e) Within ten Business Days after the filing thereof, provide the Agent and the Lenders with copies of each actuarial report for any Single Employer Plan and each actuarial report and annual report received from any Multiemployer Plan;

          (f) Within ten Business Days after the occurrence thereof, notification of any material increase in the benefits of any existing Single Employer Plan or the establishment by the Borrower or any of its Subsidiaries of any new Single Employer Plan or the commencement of contributions by Borrower to any Single Employer Plan to which the Borrower or such Subsidiary was not previously contributing;

          (g) Within ten Business Days after the Borrower, any Subsidiary or any Commonly Controlled Entity knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Benefit Plan or Multiemployer Plan, a failure to make any required contribution to a Benefit Plan or Multiemployer Plan, the creation of any Lien in favor of the PBGC or a Benefit Plan or Multiemployer Plan or any withdrawal from, or the receipt of notice with respect to the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the receipt of notice from the PBGC or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Benefit Plan or Multiemployer Plan; and

          (h) Concurrently with each delivery of the financial statement referred to in Section 5.1(a) and Section 5.1(b), if there is any material change in the number of employees of the Borrower or any Subsidiary as to whom the Borrower or such Subsidiary is required to make contributions to a Multiemployer Plan, provide notice to the Agent of such new number and the change in the aggregate contribution made by the Borrower or such Subsidiary to such Plan.

          5.10 Post Closing Matters. Perform and comply with each of the post-closing covenants set forth on Schedule 5.10 within the time period set forth on such Schedule 5.10 for the performance and compliance thereof.

          5.11 Further Assurances. From time to time hereafter, execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Agent or the Lenders may reasonably request, for the purposes of implementing or effectuating the Loan Documents, or of more fully perfecting, preserving or renewing the rights of the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereby or with respect to any other property or assets hereafter acquired by the Borrower which may be deemed to be part of the Collateral) pursuant hereto or thereto.

                          ARTICLE 6. NEGATIVE COVENANTS

          The Borrower hereby agrees that, so long as the Commitments remain in effect, any Note remains outstanding and unpaid or any Obligation is owing to any Lender or the Agent hereunder, the Borrower shall not and shall not permit any of its Subsidiaries to:

          6.1 Interest Coverage Ratio. On the last day of any fiscal quarter of the Borrower, permit the Interest Coverage Ratio to be less than 3.00 to 1.00.

          6.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

          (a) Indebtedness of the Borrower under this Agreement;

          (b) Indebtedness of the Borrower or any Subsidiary (including Financing Leases) incurred to finance the purchase price of equipment, fixtures and other similar property of the Borrower or such Subsidiary in an amount not to exceed in the aggregate $10,000,000;

          (c) Guarantees by the Borrower or any Subsidiary of Indebtedness permitted under clause (a) and clause (b) of this Section 6.2;

          (d) Indebtedness of the Borrower to any Subsidiary or of any Subsidiary to the Borrower or any other Subsidiary;

          (e) other Indebtedness of the Borrower in an amount not to exceed $2,500,000 in the aggregate which is neither secured nor guaranteed;

          (f) the Seller Notes;

          (g) existing Indebtedness of the Borrower and its Subsidiaries set forth on Schedule 6.2; and

          (h) any High Yield Debt.

          6.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its properties, assets or revenues, whether now owned or hereafter acquired, except for:

          (a) inchoate Liens for taxes, assessments or governmental charges or levies or Liens for taxes, assessments, governmental charges or levies not yet due or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

          (b) statutory Liens of carriers', warehousemen's, mechanics', material men's, repairmen's or other similar Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation; deposits securing liability to insurance carriers under insurance or self-insurance arrangements; and deposits to secure true leases in the ordinary course;

          (d) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and landlords' Liens which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any Subsidiary;

          (e) Liens securing Indebtedness permitted under Section 6.2(b) (including financing statements filed in connection with Financing Leases permitted under Section 6.2(b); provided that such Liens shall extend only to the equipment, fixtures and other similar property so financed (and improvements or attachments thereto) and the proceeds thereof;

          (f) any attachment or judgment Lien not constituting an Event of Default under Section 7.1 (i);

          (g) Liens created pursuant to the Security Documents; and

          (h) existing Liens set forth in Schedule 6.3.

          6.4 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation other than:

          (a) the Guarantees; and

          (b) Guarantees permitted under Section 6.2(c);

          6.5 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all its property, business or assets, or make any material change in its present method of conducting business, except:

          (a) any Subsidiary may be merged or consolidated with or into the Borrower (provided that Borrower shall be the continuing or surviving corporation) or any Subsidiary of the Borrower may be merged or consolidated with or into any one or more wholly-owned Subsidiaries of the Borrower; and

          (b) any wholly-owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all its assets (upon voluntary liquidation or otherwise) to the Borrower or any other wholly-owned Subsidiary of the Borrower.

          6.6 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, any Capital Stock, receivables and fee or leasehold interests), whether now owned or hereafter acquired, or issue any Capital Stock or other securities, in one transaction or a series of transactions to any Person, except:

          (a) the sale or other disposition of obsolete or worn out property in the ordinary course of business;

          (b) the sale of telecommunications services, telephone directories and other similar assets in the ordinary course;

          (c) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

          (d) sales of property, business or assets (other than Capital Stock) to any Material Subsidiaries; and

          (e) the issuance of Common Stock of the Borrower.

          6.7 Limitation on Dividends. Except as permitted by Schedule 6.7, declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower.

          6.8 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except:

          (a) any extension of trade credit in the ordinary course of business and investments in customer accounts or notes receivable for inventory sold or services rendered in the ordinary course of business and consistent with past practice;

          (b) any investment in Cash Equivalents;

          (c) any investment by the Borrower in any Material Subsidiary, or by any Material Subsidiary in the Borrower or any other Material Subsidiary;

          (d) any loans by the Borrower to any Subsidiary, or by any Subsidiary to the Borrower to the extent permitted under Section 6.2(d);


          (e) any promissory notes received as consideration by the Borrower in connection with a sale of property or assets permitted under Section 6.6(d);

          (f) investments received in connection with the bankruptcy of suppliers and customers or received pursuant to a plan of reorganization of any supplier or customer, in each case, in settlement of delinquent obligations or disputes with such suppliers or customers;

          (g) deposits permitted under Section 6.3(c); and

          (h) any loans and advances to directors, officers, and employees of the Borrower and its Subsidiaries made in the ordinary course of business and for business related purposes, in an aggregate amount outstanding at any one time not to exceed $50,000.

          6.9 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of the Borrower's or a Subsidiary's business and (c) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate (as certified by the Board of Directors of the Borrower).

          6.10 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary.

          6.11 Limitation on Negative Pledge Clauses. (a) Enter into with any Person any agreement, other than (i) this Agreement or (ii) any Lien permitted under or Financing Leases permitted by this Agreement (in which case, any prohibition or limitation shall be effective only against the assets financed thereby), which prohibits or limits the ability of the Borrower or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

          (b) Enter into any agreement or arrangement that limits the rights or ability of any Subsidiary to declare or pay any dividends in cash or property or to make loans or advances or other payments of any nature or to make any distributions or transfers of its assets, in each case, to the Borrower or any other Person as to which such Subsidiary is a Subsidiary.

          6.12 Limitation on Lines of Business. Engage in any business activity except for providing integrated telecommunications services and publishing telephone directories, in each case, in the Region and such activities as may be incidental or related thereto.

          6.13 New Subsidiaries. Create or permit to exist any Subsidiary other than those listed on Schedule 3.17; provided that it may create an additional Subsidiary so long as (i) each such Subsidiary shall be wholly owned by the Borrower or a wholly owned Subsidiary of the

Borrower, (ii) each such Subsidiary shall have executed a Security Agreement, a Guarantee and such other documents as the Agent may require and (iii) if not previously done, the owner of the Capital Stock of such Subsidiary shall execute a Pledge Agreement and such other documents as the Agent may require and shall deliver to the Agent, for the benefit of the Lenders, all the issued and outstanding Capital Stock of such Subsidiary.

          6.14 Capital Expenditures. Make or commit to make (by way of the acquisition of securities of a Person or otherwise) any Capital Expenditures exceeding in the aggregate $25,000,000.

          6.15 Amendments to Material Agreements. Enter into or consent to any amendment of or waive any rights under the Acquisition Documents or the Seller Notes, which restricts or diminishes in any material respects any right or benefit enjoyed with respect to any of the foregoing by the Borrower or the Lenders or which would adversely affect the rights of the Lenders under the Loan Documents or the Lien of the Agent for the benefit of the Lenders created thereby.

          6.16 Limitation on Disposition of Assets and Liabilities. Convey, sell, assign, transfer or otherwise dispose of any of the Borrower's or any Material Subsidiary's assets or liabilities, whether now owned or hereafter acquired or incurred, as applicable, and whether in one transaction or a series of transactions, to any Subsidiary other than a Material Subsidiary.


                          ARTICLE 7. EVENTS OF DEFAULT

          7.1 Events of Default. If any of the following events shall occur and be continuing:

          (a) The Borrower shall fail to pay any principal of any Note when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Note, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

          (b) Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

          (c) The Borrower shall default in the observance or performance of any agreement contained in Article 6, Section 5.7 or Section 5.9; or


          (d) The Borrower or any other Loan Party shall default in the observance or performance of clause (b) of (c) of Section 5 or Section 9 of the Pledge Agreement or clause (h), (i), (j) or (p) of Section 5 of each Security Agreement; or

          (e) The Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days; or

          (f) The Borrower or any Subsidiary shall (i) default in any payment (regardless of amount) of principal of or interest on any Indebtedness having an aggregate principal amount in excess of $500,000 (other than the Notes) beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness was incurred or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice, if required, such Indebtedness to become due prior to its stated maturity; or

          (g) (i) The Borrower, any Subsidiary or Kinnet shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower, any such Subsidiary or Kinnet shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower, any such Subsidiary or Kinnet any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower, any such Subsidiary or Kinnet any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower, any such Subsidiary or Kinnet shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i),
     (ii), or (iii) above; or (v) the Borrower, any such Subsidiary or Kinnet shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (h) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower, any Subsidiary or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

          (i) One or more judgments or decrees shall be entered against the Borrower or any Subsidiary involving in the aggregate a liability (to the extent not covered by third-party insurance as to which the insurer has acknowledged coverage) of $500,000 or more and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

          (j) (x) Any of the Security Documents shall cease, for any reason (except as permitted by Section 6.5) to be in full force and effect, or the Borrower or any other Loan Party which is a party to any of the Security Documents shall so assert, (y) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby or (z) the Agent shall not have, for any reason whatsoever, a valid and perfected first security interest for the benefit of the Lenders in the Collateral, subject only to Liens permitted under Section 6.3; or

          (k) Any Guarantee shall, for any reason other than the satisfaction in full of all the Obligations and termination of this Agreement, cease to be in full force and effect (except as permitted by Section 6.5) or shall be declared to be null and void, or any Guarantor shall deny that it has any further liability, including with respect to future advances by the Lenders, under such Guarantee or any Guarantor gives notice to such effect;

          (l) Any of the representations and warranties of the Borrower, any Subsidiary or any other party to the Acquisition Documents shall prove to have been incorrect in any material respect on or as of the date made or deemed made, or as of the Closing Date as if made on and as of such date;

          (m) The Borrower or any of the Material Subsidiaries shall cease commercial operations for a period of seven consecutive days; or

          (n) A Change of Control shall occur.

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (g) above with respect to the Borrower, automatically the Commitment shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Agent may, by notice to the Borrower, declare the Commitment to be terminated forthwith, whereupon the Commitment shall immediately terminate; and (ii) with the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders the Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


                              ARTICLE 8. THE AGENT

          8.1 Appointment. Each Lender hereby irrevocably designates and appoints Canadian Imperial Bank of Commerce as Agent of such Lender under this Agreement and the other Loan Documents. Each such Lender irrevocably authorizes Canadian Imperial Bank of Commerce, as the Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

          8.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          8.3 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower, any other Loan Party or any officer of any of them contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Notes or any other Loan Document or for any failure of the Borrower or any other Loan Party to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any Subsidiary.

          8.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

          8.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          8.6 Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and the Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and the Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder or furnished to the Agent for the account of, or with a counterpart or copy for, each Lender, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or any Subsidiary which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          8.7 Indemnification. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the joint and several obligation of the Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Obligations hereunder.

          8.8 Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and any Subsidiary as though the Agent were not an Agent hereunder and under the other Loan Documents. With respect to Loans made or renewed by it and any Note issued to it, the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

          8.9 Successor Agent. The Agent may resign as Agent upon ten days' notice to the Lenders. If the Agent shall resign or be terminated, as the case may be, as Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint a successor agent, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon such appointment and approval, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring or terminated Agent's resignation or termination, as the case may be, as Agent, the provisions of this Section shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.


                            ARTICLE 9. MISCELLANEOUS

          9.1 Amendments and Waivers. Neither this Agreement, any Note or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section. The Required Lenders may, or, with the written consent of the Required Lenders, the Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of the Lenders or of the Borrower hereunder; (b) enter into with the Borrower written amendments, supplements or modifications to the Note and the other Loan Documents for the purpose of adding provisions to the Notes or such other Loan Documents or changing in any manner the rights of the Lenders or the Borrower thereunder or (c) waive, on such terms and conditions as the Required Lenders or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement, the Notes or the other Loan Documents or any Default or Event of Default and its consequences; provided that no such waiver and no such amendment, supplement or modification (i) shall reduce the amount or extend the scheduled date of maturity of any Note or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitments, in each case, without the consent of all the Lenders, or (ii) shall amend, modify or waive any provision of this Section, Section 2.6(c) (or the definition of Net Debt Proceeds) or vary the percentage in the definition of Borrowing Base or any other provision of this Agreement or any other Loan Document which specifically by its terms requires the approval or consent of all the Lenders or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by the Borrower or any other Loan Party of any of its rights and obligations under this Agreement, the Notes and the other Loan Documents or release all or any substantial portion of the Collateral, in each case, without the written consent of all the Lenders, or (iii) shall amend, modify or waive any provision of
Article 8 without the written consent of the then Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the Lenders and the Agent shall be restored to their former position and rights hereunder and under the outstanding Notes and any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

          9.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, in the case of notice by mail, when received, or, in the case of telecopy notice, when received, addressed as follows or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

          The Borrower: Advanced Communications Group, Inc.

                    390 South Woods Mill Road, Suite 150
                    St. Louis, MO  63017
                    Attention: Chief Financial Officer
                    Telecopy: Provided in Schedule 9.2


          The Agent:     CIBC, Inc.
                    425 Lexington Avenue
                    New York, NY 10017
                    Attention:  Media Group
                    Telecopy: Provided in Schedule 9.2

provided that any notice, request or demand to or upon the Agent or the Lenders pursuant to Section 2.3, Section 2.5, Section 2.8, Section 2.9, Section 2.10 or
Section 2.15 shall not be effective until received.

          9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          9.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans hereunder.

          9.5 Payment of Expenses and Taxes; Indemnification. The Borrower agrees (a) to pay or reimburse the Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the Notes and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the fees and disbursements of counsel to the Agent, (b) to pay or reimburse the Agent and each Lender for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel to the Agent and each Lender, and (c) to pay, and indemnify and hold harmless the Agent and each Lender from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes, the other Loan Documents and any such other documents, and (d) to pay, and indemnify and hold harmless the Agent and each Lender (including each of their respective parents, subsidiaries, officers, directors, employees, agent and affiliates) from and against, any and all other claims, demands, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, settlements, expenses or disbursements of whatever kind or nature arising from, in connection with or with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Notes, the other Loan Documents, the Acquisition Documents or any other documents or the use of the proceeds of the Loans or any other purpose (all the foregoing in this clause (d), collectively, the "indemnified liabilities"); provided that the Borrower shall not have any obligation hereunder to the Agent or the Lenders with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Agent or such Lender. The agreements in this Section 9.5 shall survive repayment of the Obligations hereunder.

          9.6 Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

          (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. The Borrower agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note; provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 9.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Section 2.14, Section 2.15 and Section 2.16 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it were a Lender; provided that, in the case of Section 2.15, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of the Borrower and the Agent (which in each case shall not be unreasonably withheld), to an additional bank or financial institution (an "Assignee") all or any part of its rights and obligations under this Agreement and the Notes pursuant to a "Commitment Transfer Supplement", substantially in the form of Exhibit H, executed by such Assignee, such assigning Lender and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Agent and delivered to the Agent for its acceptance and recording in the Register; provided that (i) any such assignment must be in a minimum amount equal to the lesser of (x) $5,000,000 and (y) the aggregate Commitment of such Lender then in effect, and (ii) after giving effect to any such assignment, such Lender shall have either (x) sold all its rights and obligations hereunder and under the Notes or (y) retained at least $5,000,000 of the aggregate Commitment. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Commitment Transfer Supplement, (1) the Assignee thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein and (2) the assigning Lender thereunder, to the extent provided in such Commitment Transfer Supplement, shall be released from its obligations under this Agreement (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto; provided that the provisions of Section 2.14, Section 2.15, Section 2.16 and Section 9.5 shall continue to benefit such assigning Lender to the extent required by such Sections).

          (d) The Agent shall maintain, at its address referred to in Section 9.2, a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of any Assignees and the Commitment of, and principal amount of the Loans owing to, any Assignees from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower and the Agent may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of a Commitment Transfer Supplement executed by the assigning Lender, an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Agent) and the Borrower together with payment to the Agent of a registration and processing fee of $3,500, the Agent shall promptly accept such Commitment Transfer Supplement and, on the effective date determined pursuant thereto, shall record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and Borrower. On or prior to such effective date, the Borrower, at its own expense, shall execute and deliver to the Agent (in exchange for the Note of the assigning

Lender) a new Note to the order of such Assignee in an amount equal to the Commitment, assumed by such Assignee pursuant to such Commitment Transfer Supplement and, if the assigning Lender has retained a Commitment, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Notes replaced thereby.

          (f) The Borrower authorizes the Lenders to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee, any and all financial information in the Lenders' possession concerning the Borrower and its respective Affiliates which has been delivered to the Agent or the Lenders by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to the Agent or the Lenders by or on behalf of the Borrower in connection with the Lender's credit evaluation of the Borrower and its respective Affiliates prior to becoming a party to this Agreement.

          (g) Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law.

          9.7 Adjustments; Setoff. (a) If any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by setoff, pursuant to events or proceedings of the nature referred to in Section 7.1(g), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder or under the Notes (whether at the stated maturity, by acceleration or otherwise) to setoff and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Agent after any such setoff and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application.

          9.8 Effectiveness. This Agreement shall become effective on the date when counterparts hereof executed on behalf of the Borrower, the Agent and each Lender shall have been received by the Agent and notice thereof shall have been given by the Agent to the Borrower.

          9.9 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with each of the Borrower and the Agent.

          9.10 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          9.11 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Agent or any Lender relative to subject matter hereof or thereof not expressly set forth or referred to herein or in the other Loan Documents.

          9.12 GOVERNING LAW. THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF OTHER THAN
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

          9.13 FCC Approvals. Notwithstanding anything herein or in any other Loan Document, but without limiting or waiving in any way the Obligations of the Borrower or any Material Subsidiary, as the case may be, hereunder or thereunder, the Agent's rights hereunder are subject to the Communications Act and all applicable policies, rules and regulations of the FCC. The Agent (on behalf of the Lenders) will not take any action pursuant to this Agreement which would constitute or result in any assignment or transfer control of any FCC license, whether de jure or de facto, if such assignment or transfer of control would require under then existing law (including the Communications Act and the published policies, rules and regulations promulgated by the FCC), the prior approval of the FCC or any other Governmental Authority, without first obtaining such approval. Each of the Borrower and any Material Subsidiary, as the case may be, agrees to take any action which the Agent may reasonably request in order to cause the Agent (on behalf of the Lenders) to obtain and enjoy the full rights and benefits granted by this Agreement and the Guarantees, including specifically, at the cost and expense of the Borrower and any Material Subsidiaries, the use of their commercially reasonable best efforts to assist in obtaining approval of the FCC or Governmental Authority for an action or transaction contemplated by this Agreement or the Guarantees which are then required by law, and specifically, without limitation, upon request upon and during the continuance of an Event of Default, to prepare, sign and file (or cause to be filed) with the FCC or other Governmental Authority the assignor's, transferor's or controlling person's portion of any application or applications for consent to (i) the assignment of any FCC license or transfer control thereof, (ii) any sale or sales of property constituting any Collateral by the Agent or on behalf of the Lenders, or (iii) any assumption by the Agent, the Lenders or their designees of voting rights or management rights in property constituting any Collateral effected in accordance with the terms of this Agreement or any other Loan Document.

          9.14 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, as the case may be, at its address set forth in Section 9.2 or at such other address of which the Agent shall have been notified pursuant thereto;

             (d) agrees that nothing contained herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

             (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

          9.15 Acknowledgments. The Borrower hereby acknowledges that:

          (a) Neither the Agent nor any Lender has any fiduciary relationship with or duty to or the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agent and the Lenders, on the one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of creditor and debtor; and

          (b) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby between the Agent, the Lenders and the Borrower.

          9.16 Waivers of Jury Trial. THE BORROWER, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                   BORROWER:

                                   ADVANCED COMMUNICATIONS GROUP, INC.



                                   By:
                                        -----------------------------------
                                        Name:
                                        Title:


                                   AGENT:

                                   CANADIAN IMPERIAL BANK OF COMMERCE



                                   By:  /s/
                                        -----------------------------------
                                        Name:
                                        Title:


                                   LENDERS:

                                   CIBC, INC.



                                   By:  /s/
                                        -----------------------------------
                                        Name:
                                        Title:

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.


                                   ADVANCED COMMUNICATIONS GROUP,
                                   INC., as Depositor



                                   By:  /s/
                                        -----------------------------------
                                        Name:
                                        Title:

                                   Notice Address:
                                   390 South Mills Road
                                   Suite 150
                                   St. Louis, MO 63017
                                   Attention: Chief Financial Officer
                                   Telecopy: Provided in Schedule 9.2 to the
                                        Credit Agreement


                                   CANADIAN IMPERIAL BANK OF COMMERCE,
                                   as Custodian



                                   By:  /s/
                                        -----------------------------------
                                        Name:
                                        Title:

                                   Notice Address:
                                   425 Lexington Avenue
                                   New York, New York  10017
                                   Attention: Media Group
                                   Telecopy: Provided in Schedule 9.2 to the
                                        Credit Agrement